UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss. 240.14a-12


                       Capital Alliance Income Trust Ltd.
                (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ ]     No fee required

[X]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[ ]     (1)  Title of each class of securities to which transaction applies:
             Not applicable

[ ]     (2)  Aggregate number of securities to which transaction applies: Not applicable

[ ]     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable

[ ]     (4)  Proposed maximum aggregate value of transaction:   [$1,800,000]

[ ]     (5)  Total fee paid:           [$2,360]

         Fee paid previously with preliminary materials:     June 26, 2006
                                                         -----------------------

         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                                [GRAPHIC OMITTED]



                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST



                            NOTICE OF ANNUAL MEETING,
                            PROXY STATEMENT AND PROXY

                                       FOR

                       2006 ANNUAL MEETING OF SHAREHOLDERS

                          YEAR ENDED DECEMBER 31, 2005


                                OCTOBER 18, 2006

                       Capital Alliance Income Trust Ltd.,
                         A Real Estate Investment Trust
--------------------------------------------------------------------------------
         100 Pine Street, Suite 2450 o San Francisco o California 94111
                        415/288-9575 o Fax: 415/288-9590


                                                              September 18, 2006

Dear Fellow Shareholders:


RE:      Annual Meeting of Shareholders - Request for Proxies

You are cordially invited to attend the 2006 Annual Meeting of shareholders of Capital Alliance Income Trust Ltd. (the "Corporation") which is scheduled for 10:00 a.m., Wednesday, October 18, 2006 and is to be held in the Corporation's offices at 100 Pine Street, Suite 2450, San Francisco, California, 94111. Enclosed is a Notice to Shareholders of Annual Meeting, a Proxy Statement describing the business to be transacted, a form of proxy for your use in voting at the meeting, and the Corporation's Annual Report to the SEC on Form 10-KSB.

At the Annual Meeting you will be asked:

1)   to elect two Class I Directors of the Corporation;

2) to approve the proposal of the Board of Directors that the corporation be dissolved and liquidated pursuant to a Plan of Liquidation and Dissolution and that such Plan be approved by the holders of a majority of the outstanding shares of the corporation entitled to vote;

3) to approve a proposal of the Board of Directors that the Corporation restructure and convert its current management and business operations from an "externally-managed" Real Estate Investment Trust ("REIT") to an "internally-advised" REIT;

4) to approve the proposal of the Board of Directors to renew the existing Restated Management Agreement with Capital Alliance Advisors, Inc. for a two-year term and to continue the existing "External Management";

5) to approve the selection of Rothstein, Kass & Company LLP as the independent auditors for the Corporation for the year 2006.

The Corporation's Annual Report to the SEC on Form 10-KSB for the year ended December 31, 2005 accompanies this letter.

         If you have any questions on the enclosed proxy, please contact Richard Wrensen, the Corporation's Executive Vice-President and Chief Financial Officer at (415) 288-9575. Your prompt response would be most appreciated.

                                     Very truly yours,

                                     /s/ Thomas B. Swartz
                                     --------------------
                                     Thomas B. Swartz,
                                     Chairman and Chief Executive Officer

                       Capital Alliance Income Trust Ltd.,
                         A Real Estate Investment Trust
--------------------------------------------------------------------------------

                            NOTICE TO SHAREHOLDERS OF
                  ANNUAL MEETING TO BE HELD ON OCTOBER 18, 2006

PLEASE TAKE NOTICE that the 2006 Annual Meeting of shareholders ("Annual Meeting") of Capital Alliance Income Trust Ltd., A Real Estate Investment Trust, a Delaware corporation (the "Corporation"), will be held on Wednesday, October 18, 2006 at 10:00 a.m., local time, at 100 Pine Street, Suite 2450, San Francisco, California 94111, to consider and vote on the following matters:

1. Election of two Class I Directors of the Corporation to serve until the third annual meeting of the Corporation's shareholders following their election and until the election and qualification of their respective successors;

2. Approval of the proposal of the Board of Directors that the Corporation be dissolved and liquidated pursuant to a Plan of Liquidation and Dissolution;

3. Approval of the proposal of the Board of Directors that the Corporation restructure and convert its current management and business operations from an "externally advised" or externally managed Real Estate Investment Trust ("REIT") to a "self-advised" and internally managed" REIT;

4. Approval and Ratification of the proposal of the Board of Directors of the Corporation to renew the existing Restated Management Agreement with Capital Alliance Advisors, Inc. ("CAAI") for a two (2) year term and to continue the existing "external management" of the Corporation.

5. Approval of the selection by the Board of Directors of Rothstein, Kass & Company LLP to be appointed as independent auditors of the Corporation for the year ending December 31, 2006;

The Corporation's Annual Report to the SEC on Form 10-KSB for the year ended December 31, 2005 accompanies this notice.

Only shareholders of record at the close of business on September 12, 2006, the record date of the Annual Meeting, will be entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof. A majority of the outstanding shares of the Corporation entitled to vote must be represented at the Annual Meeting in order to constitute a quorum. Whether or not you plan to be present, please complete, date, sign and return the enclosed proxy.

You may revoke your proxy at any time before it is voted by filing with the Corporation a written revocation or a duly executed proxy bearing a later date. If you are present at the Annual Meeting and vote in person, your proxy will not be used.

We look forward to seeing you at the Annual Meeting.

BY ORDER OF THE CORPORATION,

/s/ Thomas B. Swartz

Thomas B. Swartz, Acting Corporate Secretary
San Francisco, California
September 18, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETIN, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

INFORMATION CONCERNING SOLICITATION AND VOTING...............................  1
GENERAL......................................................................  1
VOTING RIGHTS AND OUTSTANDING SHARES.........................................  1
REVOCABILITY OF PROXIES......................................................  3
GENERAL CORPORATION INFORMATION..............................................  3

MANAGEMENT...................................................................  3
BOARD COMMITTEES.............................................................  3
BOARD AND COMMITTEE
MEETINGS.....................................................................  4
EXECUTIVE OFFICERS...........................................................  4
STOCK HOLDINGS OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT...........  5
COMPENSATION OF DIRECTORS....................................................  6
EXECUTIVE COMPENSATION.......................................................  7
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................  7
PROPOSAL ONE - ELECTION OF DIRECTORS.........................................  9
GENERAL......................................................................  9
NOMINEES FOR ELECTION AS CLASS I DIRECTORS FOR TERM EXPIRING IN 2009......... 10
DIRECTORS CONTINUING IN OFFICE............................................... 10
PROPOSAL TWO- THE BOARD OF DIRECTORS PROPOSES THAT THE CORPORATION BE
LIQUIDATED AND DISSOLVED..................................................... 10
PROPOSAL THREE - THE BOARD OF DIRECTORS PROPOSES THAT THE CORPORATION RESTRUCTURE AND CONVERT FROM AN EXTERNALLY ADVISED REAL ESTATE
       INVESTMENT TRUST (REIT) TO A SELF-ADVISED REIT........................ 23
PROPOSAL FOUR- RATIFICATION AND APPROVAL OF THE PROPOSAL TO RENEW THE
       RESTATED MANAGEMENT AGREEMENT FOR A TWO-YEAR TERM AND CONTINUE
       THE EXISTING "EXTERNAL MANAGEMENT" OF THE CORPORATION................. 28
PROPOSAL FIVE - APPROVAL OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANT....... 30
OTHER BUSINESS............................................................... 30
       STOCKHOLDER PROPOSALS AND NOMINATIONS ................................ 30
       MISCELLANEOUS......................................................... 31
       COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES ACT OF 1934........... 31
       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE....................... 31
       THE CORPORATION'S QUARTERLY REPORTS ON FORM 10Q-SB FOR THE QUARTERS
AUDIT COMMITTEE REPORT....................................................... 32
EXHIBIT "A" -  PLAN OF LIQUIDATION AND DISSOLUTION........................... 34

                       Capital Alliance Income Trust Ltd.,
                         A Real Estate Investment Trust
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed proxy (the "Proxy") is being solicited from the stockholders of Capital Alliance Income Trust Ltd., A Real Estate Investment Trust, a Delaware corporation (the "Corporation"), on behalf of the Corporation's Board of Directors (the "Board") for use at the Annual Meeting of the Corporation's shareholders to be held at the Corporation's offices, 100 Pine Street, Suite 2450, San Francisco, California 94111 at 10:00 a.m., local time, on Wednesday, October 18, 2006, and at any postponements or adjournments thereof (the "Annual Meeting") for the purposes set forth herein. The Corporation's principal executive offices are located at 100 Pine Street, Suite 2450, San Francisco, California 94111.

     The Corporation's 2006 Annual Report to the SEC on Form 10K-SB, including the Corporation's audited financial statements for calendar year 2005, is being forwarded to each shareholder of record as of September 12, 2006, together with this Proxy Statement.

     The Corporation is mailing this Proxy Statement, the accompanying Notice to Shareholders of Annual Meeting and the Proxy on or about September 18, 2006 to all shareholders entitled to notice of, and to vote at, the Annual Meeting.

     The cost of this solicitation of proxies will be borne by the Corporation. Solicitations will be made by mail. In addition, the Corporation's officers and regularly engaged officers and employees of Capital Alliance Advisors Inc., the Corporation's manager (the "Manager," or "CAAI") may, in a limited number of instances, solicit proxies personally or by telephone. The Corporation will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of stock.

Voting Rights and Outstanding Shares

     Only shareholders of record at the close of business on September 12, 2006 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, there were issued and outstanding and entitled to vote 500,032 shares of the Corporation's Common Stock, par value $.01 per share ("Common Stock") and 213,820 shares of the Corporation's Series "A" Preferred Stock, par value $.01 per share ("Series "A" Preferred Stock") (individually, "Stock", and collectively, the "Stock").

     The Corporation holds, as of June 30, 2006, treasury stock of 119,500 shares of Common Stock and 12,659 shares of Series "A" Preferred Stock. Treasury shares may not vote.

     The presence at the Annual Meeting in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Proxies received but marked as abstentions and "broker non-votes", that may result from beneficial owners' failure to give specific instructions to their brokers or other nominees holding in "street name" will be counted as "present" to determine whether there is a quorum. However, abstentions and "broker non-votes" will have the effect of a vote against a proposal requiring the affirmative vote of a certain percentage of shares outstanding. A broker will vote shares held by the broker only if the holder of the shares provides the broker with instructions how to vote. A properly signed proxy marked "Withhold

Authority" with respect to the election of one or more directors will not be voted for the directors so indicated but will be counted to determine whether there is a quorum. Each outstanding share of stock is entitled to one vote on each matter to be voted upon at the Annual Meeting.

     If there are insufficient holders of shares of stock present to constitute a quorum or insufficient affirmative votes to approve any matter presented for approval, the Annual Meeting may be postponed or adjourned one or more times to permit for solicitation of proxies. For each matter presented for approval, each stockholder is entitled to one vote for each share of stock held. Directors are elected by plurality vote. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present will be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of votes cast is required by statute or by the bylaws of the Corporation.

     The Proxy consists of five Proposals. Proposals Two (2), Three (3), and Four (4) are referendums on the future of the management of the Corporation. The Board of Directors neither recommends nor opposes Proposals Two, Three, or Four. The Shareholders' votes on Proposals Two, Three, and Four will provide the Board of Directors with information on the Shareholders' organizational/management preferences. If the Shareholders' votes cause a conflict among the Proposals under consideration, the approved Proposal with the greatest number of "for" votes will be the most influential in the Board's decision in implementing the future organizational structure of the Corporation.

     If Proposal Two (2) is adopted by the affirmative vote of the shareholders of a majority of the outstanding Common and Preferred Shares "entitled to vote", as required by Delaware General Corporation Law, Section 275, Proposals Three
(3) and Four (4) will not be adopted, regardless of the Shareholders' votes for Proposals Three (3) and Four (4).

     If proposal Three (3) receives the affirmative vote of a majority of the Shareholders who are present and voting in person or by proxy at the Annual Meeting (i.e. a majority of the quorum) and if Proposal Two (2) is not approved by the holders of a majority of the outstanding Common and Preferred Shares "entitled to vote", Proposal Three (3) will be approved.

     If Proposal Four (4) receives the affirmative vote of a majority of the outstanding Common and Preferred Shares "entitled to vote", as required by Bylaws of the Corporation, and if Proposal Two (2) is not approved by the holders of a majority of the outstanding Common and Preferred Shares "entitled to vote", Proposal Four (4) will be approved.

     If, however, both Proposal Three (3) and Proposal Four (4) are approved, the Proposal with the greatest number of "for" votes will be the most influential in the Board's decision in implementing the future organizational structure of the Corporation and will be approved.

     Shares of stock represented by properly executed and returned Proxies, unless revoked, will be voted at the Annual Meeting in accordance with the instructions thereon. If a properly executed and returned Proxy contains no instructions, it will be voted: (1) for the election to the Board of the persons specified on the Proxy; (2) for approval of the proposal of the Board of Directors that the Corporation be dissolved and liquidated pursuant to a Plan of Liquidation and Dissolution of Capital Alliance Income Trust, Ltd, a Real Estate Investment Trust, a Delaware corporation (See Exhibit "A" - "Plan of Liquidation and Dissolution"); (3) for approval of the proposal of the Board of Directors that the Corporation restructure and convert its management and business operations from an "externally advised" and externally managed Real Estate Investment Trust ("REIT") to a "self-advised" and internally managed REIT; (4) for approval of the renewal of the Restated Management Agreement of the Corporation's Manager; and (5) for approval of the selection of Rothstein, Kass & Company LLP as the independent auditors for the Corporation for 2006. The Corporation's directors do not know of any matter that will be presented for consideration at the Annual Meeting other than the proposals described in this Proxy Statement.

Revocability of Proxies

     Any shareholder giving a Proxy pursuant to this solicitation has the power to revoke that Proxy at any time before the shares to which it relates are voted either (i) by filing with the Corporation, at its principal executive offices, written notice of revocation or a duly executed Proxy bearing a later date, or
(ii) by attending the Annual Meeting, withdrawing the Proxy, and voting in person.

                         GENERAL CORPORATION INFORMATION

Management

     The Board, which currently consists of the five individuals listed below, directs the management of the Corporation's business and affairs. Directors Blomberg and Brooks are Independent Directors (i.e., are not officers, full-time employees or members of the immediate family of officers or full-time employees). Donald R. Looper resigned as a Director effective June 21, 2006 as discussed under "Proposal One, Election of Directors" and under "Audit Committee", below.

     The Corporation's current directors (the "Directors") and executive officers and their respective positions are as follows:

                 Name                            Position
                 ----                            --------
Directors:
           Thomas B. Swartz.........Class I Director, Chairman of the Board and
                                    Chief Executive Officer
           Harvey Blomberg..........Class I Director
           Stanley C. Brooks........Class II Director
           Dennis R. Konczal........Class II Director, President and Chief
                                    Operating Officer
           Richard J. Wrensen.......Class III Director, Executive Vice-President
                                    and Chief Financial Officer

                 Name                            Position
                 ----                            --------
Officers:
           Thomas B Swartz..........Chairman of the Board and Chief Executive
                                    Officer
           Dennis R. Konczal........President and Chief Operating Officer
           Richard J. Wrensen.......Executive Vice-President and Chief Financial
                                    Officer
           William W. Aubrey II.....Senior Vice President of Manager
           Thomas B. Swartz.........Acting Corporate Secretary

Board Committees

     As is discussed below, the Board has three standing committees: an Audit Committee, a Nominating Committee and an Executive Committee. It has no compensation committee.

     Audit Committee. The members of the Audit Committee are independent (as independence is defined in Section 121(A) of the American Stock Exchange listing standards). The Audit Committee makes recommendations concerning the annual appointment of the Corporation's public accountants and reviews the arrangements for and the scope of the audit conducted by those accountants. This committee
(i) reviews the Corporation's accounting functions and operations, (ii) considers the adequacy and effectiveness of the system of accounting controls, including any proposed corrective actions, (iii) reviews and monitors the Corporation's policies regarding business ethics and conflicts of interest, and
(iv) discusses with management and the independent accountants the Corporation's draft annual financial statements and key accounting and reporting matters. The members of the Audit Committee are independent (as independence is defined in Section 121(A) of the American Stock Exchange listing standards).

     The Audit Committee has reviewed and discussed the audited financial statements with management and has discussed with the Corporations' auditors the matters required to be discussed by SAS 61. The Audit Committee has received the written disclosure and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountants its independence. Based on the foregoing reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-KSB.

     The Audit Committee for the year ended December 31, 2005 consisted of Messrs. Blomberg (Chairman), Brooks, and Looper, all of whom are independent directors within the meaning of ss. 121(a) of the listing standards of the American StocK Exchange. Mr. Looper resigned as a director effective June 21, 2006, as discussed below under Proposal 1, "Election of Directors", due to a disagreement with the Corporation concerning the effectiveness of a motion addressed by the Board. On June 14, 2006 the Board considered a motion by Mr. Looper not to renew the Management Agreement between the Corporation and Capital Alliance Advisors Inc., its Manager for "cause". Messrs. Blomberg, Brooks, and Looper voted in favor of the motion, and Messrs. Swartz, Konczal, and Wrensen, who were interested in the matter as the owners of the Manager, voted against the motion. As a majority of the Board did not vote in favor of the motion, the Corporation, after consultation with its legal counsel, concluded that the motion had not passed. Mr. Looper disagreed with this determination and tendered his resignation June 21, 2006.

     Nominating Committee. The Nominating Committee makes annual recommendations to the Board regarding the selection of nominees to stand for election as members of the Board of Directors to fill any vacancies that may develop in (i) the Board of Directors and (ii) in the offices of Chairman of the Board of Directors. The Nominating Committee for the year ended December 31, 2005 consisted of Messrs. Stanley C. Brooks and Donald Looper. The members of the Nominating Committee are independent directors (as independence is defined in Section 121(A) of the American Stock Exchange listing standards). As discussed above, Mr. Looper resigned as a director effective June 21, 2006.

     Executive Committee. The Executive Committee is empowered to exercise any of the Board's powers over the Corporation's business affairs (including the declaration of dividends) except those powers specifically reserved to the full Board, its Audit Committee or to the shareholders. The Executive Committee consists of Messrs. Blomberg, Konczal, Swartz and Wrensen.

Board and Committee Meetings

     During 2005, the Board held four directors' meetings and acted by unanimous written consent four times; the Executive Committee held no meetings and acted by unanimous written consent one time; and the Audit Committee held four meetings. Each Director attended all of the 2005 Board Meetings (either in person or by telephonic conference calls).

Executive Officers

     The business experience of each of the Corporation's executive officers is set forth below.

     Thomas B. Swartz, age 74, has served as Chairman and Chief Executive Officer of the Corporation since its formation in 1995 and of the Corporation's predecessors since their formation in 1991 and 1994. As a Class I Director, his term expires in 2006 and he is nominated for reelection at the 2006 Annual Meeting. Mr. Swartz has also served as Chairman and Chief Executive Officer of Capital Alliance Advisors, Inc., the Corporation's Manager, since its formation in 1989 and of Sierra Capital Companies which he founded in 1980 and which sponsored and advised six publicly-held equity real estate investment trusts. From 1989 to

1990, he served as President of the National Association of Real Estate Investment Trusts and as a Member of its Board of Governors from 1983 to 1993. Prior to founding Sierra Capital Companies, Inc., Mr. Swartz was a partner in the San Francisco law firm of Bronson, Bronson & McKinnon from 1960 to 1980. He graduated from Yale University in 1954 and from Boalt School of Law of the University of California in 1959. He was an officer in the U.S. Navy from 1954 to 1959.

     Dennis R. Konczal, age 56, has served as President and Chief Operating Officer of the Corporation since its formation in 1995 and of the Corporation's predecessors since their formation in 1991 and 1994. As a Class II Director, his term expires in 2007. Mr. Konczal has also served as President and Chief Operating Officer of Capital Alliance Advisors, Inc., the Corporation's Manager, since 1989, and of the Sierra Capital Companies since 1984. Prior to joining Sierra Capital Companies, Mr. Konczal was President and Chief Operating Officer of Granada Management Corporation and related companies, an agribusiness concern, from 1981 to 1984. He graduated in 1972 with a B.S. degree in Agricultural Economics from Michigan State University.

     Richard J. Wrensen, age 51, has served as Executive Vice-President and Chief Financial Officer of the Corporation, since December 1997. As a Class III Director, his term expires in 2008. From December, 1997 until June, 2006, Mr. Wrensen was Executive Vice-President and Chief Financial Officer of the Manager. Prior to joining the Manager and the Corporation, Mr. Wrensen was Senior Vice-President of Finance and Chief Financial Officer with SNK Realty Group, a Japanese merchant builder, during 1997 and from 1987 to 1997 was Vice-President-Finance of Mattison and Shidler, a national real estate investment firm. From 1979 through 1987, Mr. Wrensen held financial positions with several real estate management and development firms. Mr. Wrensen became a Certified Public Accountant in 1979. He received a Masters of Business Administration from Haas School of Business Administration of the University of California in 1985 and a B.S. in Accounting from the University of Florida in 1978.

     William W. Aubrey II, age 46, has served as Senior Vice-President of Capital Alliance Advisors, Inc., the Corporation's Manager, from 1998 to date. Mr. Aubrey has also served as Executive Vice-President of an affiliate of Sierra Capital Companies since 1995. From 1990 to 1995, Mr. Aubrey held the positions of Senior Vice-President; Vice-President and Regional Supervisor at Citizens Thrift and Loan Association (responsible for overall supervision of regional production and operations; specialized in non-conforming, sub-prime residential secured loans); from 1988 to 1990, Branch Manager, First Fidelity Thrift and Loan (negotiated and underwrote real estate secured construction and equity loans); Vice President, and from 1984 to 1988, Topa Thrift and Loan Association (established loan brokerage and mortgage banking relationships). He received his B.S in Finance from La Roche College of Pittsburg, PA in 1983.

Stock Holdings of Principal Stockholders, Directors and Management

     The following table sets forth certain information regarding beneficial ownership of the Corporation's Common and Preferred Stock as of June 30, 2006 by
(1) each person that beneficially owns more than five percent of the Corporation's Common and Preferred Stock, (2) each Director as of such date, (3) the Corporation's executive officers and (4) all Directors and executive officers as a group.

     Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of the Corporation, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                          Number of Shares  Percentage of Shares
                                              of Stock            of Stock
                                         Beneficially Owned   Beneficially Owned
                                         ------------------   ------------------

Name of Beneficial Owner                  Common  Preferred   Common   Preferred
------------------------                  ------  ---------   ------   ---------

Thomas B. Swartz (1)(4) ..............     5,133     1,879      1.0%       *
Dennis R. Konczal (2)(4) .............    17,632       984      3.5%       *
Richard J. Wrensen (3)(4) ............    72,832     4,946     14.5%     2.3%
William W. Aubrey II (5) .............     2,500         0      *          0
Stanley C. Brooks ....................         0         0      0          0
Harvey Blomberg ......................         0         0      0          0
Donald R.  Looper ....................         0         0      0          0
All directors and executive officers
  as a group (7 persons) (6) .........   119,115    11,470     23.8%     5.5%
Thomas Morford (7) ...................         0    16,344      0        7.6%

* Represents less than 1% of outstanding shares.
-----------------------

(1) Mr. Swartz has unexercised options to purchase 50,816 shares of Common Stock. Mr. Swartz's wife owns 633 shares of Series "A" Preferred Stock, in which Mr. Swartz claims no beneficial interest.

(2)  Mr. Konczal has unexercised options to purchase 38,124 shares of Common
     Stock.

(3)  Mr. Wrensen has unexercised options to purchase 29,329 shares of Common
     Stock.

     Mr. Wrensen's wife owns 10,000 shares of Common Stock and 3,036 Series "A" Preferred, in which Mr. Wrensen claims no beneficial interest. Such holdings represent 2.0% of the outstanding Common shares and 1.4% of the outstanding Preferred shares.

(4) Capital Alliance Advisors, Inc., the Corporation's Manager, owns beneficially 25,618 shares of Common Stock and 3,661 shares of Series "A" Preferred shares, representing 5.1% of the outstanding Common shares and 1.7% of the outstanding Series "A" Preferred shares. Messrs. Swartz and Konczal are officers and directors of the Manager and collectively own all of the outstanding Common shares of the Manager. The Manager has unexercised options to purchase 11,126 shares of Common Stock.

(5)  Mr. Aubrey has unexercised options to purchase 9,050 shares of Common
     Stock.

(6) This total includes the Common and Preferred shares owned by Capital Alliance Advisors.

(7)  Mr. Morford is a private investor.

Compensation of Directors

     The Corporation's Independent Directors receive an annual retainer of $10,000 and $300 per telephonic meeting and $4,000 per board or committee meeting attended in person in California and $500 per board or committee meeting if held outside of California, together with reimbursement of expenses incurred in attending those meetings. In 2005 Messrs. Brooks, Blomberg and Looper each received $10,000 as a Director's fee. During 2005, total committee and meeting fees for Mr. Brooks, Mr. Blomberg and Mr. Looper were $1,800, $2,100 and $1,800, respectively. Messrs. Blomberg and Brooks are participants in CAIT's Incentive Stock Option Plan of 1998 and each of them holds options to purchase 12,375 shares of

Common Stock underlying the options. Independent Directors receive reasonable reimbursement of expenses incurred in attending board or committee meetings. Directors who are affiliates of the Manager do not receive board or committee meeting fees but do receive reasonable reimbursement of expenses incurred in attending those meetings.

Executive Compensation

     The Corporation has no employees. All officers of the Corporation, except the Executive Vice-President and Chief Financial Officer, are employees of Capital Alliance Advisors, Inc., the Corporation's Manager, and receive no executive compensation directly from the Corporation other than non-qualified stock options. The Executive Vice-President and Chief Financial Officer receives no executive compensation directly from the Corporation other than non-qualified stock options.

Certain Relationships and Related Transactions

Arrangements and Transactions with Capital Alliance Advisors, Inc. ("CAAI") and the Executive Officers of CAAI and CAIT.

     CAAI is the Manager of the Corporation and provides (a) management and advisory services to the Corporation in accordance with the Restated Management Agreement ("Management Agreement") and (b) mortgage origination and loan servicing services to the Corporation in accordance with the Home Equity Loan Origination and Mortgage Loan Servicing Agreement ("LOS Agreement"). As previously described, the Corporation will utilize the mortgage banking experience, management expertise and resources of CAAI in conducting its Mortgage Investment and its Mortgage Conduit Businesses. In addition, two of the Directors and two of the officers of the Corporation also serve as Directors and/or officers of CAAI. The amounts paid by the Corporation to CAAI under the Management Agreement and the Home Equity Loan Origination and Mortgage Loan Servicing Agreement for the year ended December 31, 2005 were $231,315 and $455,369, respectively.

     The Corporation on December 30, 2005 for $1.00 acquired from CAAI 100% of the voting Common Stock in Capital Alliance Funding Corporation ("CAFC") and also owns all of the non-voting Preferred Stock of CAFC, making CAFC a wholly-owned taxable REIT subsidiary. The Corporation now elects all of the directors of CAFC and has the ability to control the outcome of all matters for which the consent of the holders of the Common Stock of such subsidiary is required. CAAI and/or the officers and directors of CAFC who may be officers and directors of the Corporation, are separately compensated for their management services to the subsidiary and provide origination, financing and administrative services to the subsidiary through separate management and mortgage loan origination and servicing agreements and by an allocation of the cost of such services. The amount paid to CAAI by CAFC for mortgage loan administrative services under such agreements for the year ended December 31, 2005 was $103,283.

     The Trustees, the Manager and their affiliates have fiduciary duties and obligations which will require them to resolve any conflicts of interest by exercising the utmost good faith and integrity. Additionally, the Bylaws provide that the Manager must upon request by the Directors disclose any investments which are within the purview of the Corporation's investment policies.

     Messrs. Swartz and Konczal, officers and directors of CAAI, are also officers and directors of the Corporation. The officers and directors of CAAI are also involved in other businesses which may generate profits or other compensation. The Corporation will not share in such compensation. It is the intention of the Corporation and CAAI that any agreements and transactions, taken as a whole, between the Corporation, on the one hand, and CAAI or its affiliates, on the other hand, are fair to both parties. However, there can be no assurance that each of such agreements or transactions will be on terms at least as favorable to the Corporation as could have been obtained from unaffiliated third parties.

Interests of Certain Persons in the Proposals

     Two of the non-independent directors on the Board serve as executive officers of the Corporation, as well as being principals of Capital Alliance Advisors, Inc., the Corporation's Manager (the "Manager"). Thomas B. Swartz is currently the Chairman and Chief Executive Officer of the Manager and of the Corporation. Dennis R. Konczal is currently the President and Chief Operating Officer of the Manager and of the Corporation. Richard J. Wrensen, a non-independent director, is also the Executive Vice-President and Chief Financial Officer of the Corporation. The other two directors, Harvey Blomberg and Stanley C. Brooks do not hold executive positions in the Corporation or the Manager and are independent directors. Messrs. Swartz and Konczal (collectively, the "Interested Directors"), own the Manager and are therefore interested in transactions between the Corporation and the Manager, including matters involving the Restated Management Agreement (the "Management Agreement") and the Home Equity Loan Origination Services and Loan Servicing Agreement (the "LOS Agreement").

     Proposals Two, Three and Four in this proxy statement relate directly or indirectly to the Management Agreement. Proposals Two and Three also relate directly or indirectly to the LOS Agreement. If Proposals Two or Three are adopted, the Management Agreement and the LOS Agreement will be terminated. Consequently, the Manager will no longer receive compensation from the Corporation pursuant to the Management Agreement and the LOS Agreement if either Proposals Two or Three are adopted. In addition, under the Management Agreement, upon termination or non-renewal of the Management Agreement by the Corporation without cause, the Corporation is required to pay the Manager a termination fee as determined by independent appraisals equal to the fair market value to the Manager of the Management Agreement assuming it was newly renewed for two years (the "Termination Fee"). Due to the uncertainty surrounding this amount, the Contingent Reserve includes this fee and other contingent liabilities. The estimated Contingent Reserve is nine hundred and forty-seven thousand dollars ($947,000).

     The Termination Fee is in addition to any expense reimbursements outstanding, payable to the Manager under the Management Agreement. The expense reimbursements payable to the Manager under the Management Agreement are estimated, then reconciled at the end of each quarter as part of the Corporation's 10-Q and 10-K filings. Any outstanding balances are promptly satisfied. A balance "due to" or "due from" the Manager is not estimated to be a material amount to the Corporation.

     If Proposal Two on liquidation is adopted, the Termination Fee is payable to the Manager, since a liquidation is deemed to be a termination of the Management Agreement by the Corporation without cause. If Proposal Three on the Corporation becoming a "self-advised" REIT is adopted, the Termination Fee would be payable since this would also be deemed to be a termination of the Management Agreement by the Corporation without cause, but in that event the Manager has agreed to waive the Termination Fee and cancel the LOS Agreement. Proposal Three does, however, require the Corporation to pay the Manager a one-time lump sum payment of $500,000.

     If Proposal Three is adopted, Mr. Wrensen would become Chief Executive Officer, President and Chief Financial Officer of the newly self-advised Corporation. It is proposed that Mr. Wrensen will enter into an employment agreement with the Corporation for a base annual salary of at least $180,000 for a term of thirty (30) to thirty-six (36) months, plus provision for bonuses, and health, dental and other benefits. If Proposal Three is adopted, Mr. Swartz has advised the Corporation that he will resign as Chief Executive Officer of the Corporation but will remain on the Board of Directors as Chairman of the Board, and Mr. Konczal has advised the Corporation that he will resign as President and Chief Operating Officer but will remain on the Board as a non-independent director.

     Messrs. Swartz and Konczal have an interest in Proposal Four because of their ownership of the Manager. If the Management Agreement is not earlier terminated or renewed, it will expire by its own terms on December 31, 2006. The Management Agreement may be renewed bi-annually, subject to the approval of the majority of the Board, and to ratification of such approval by the holders of a majority of the outstanding shares of the Corporation's common stock and Series A preferred stock. Upon any termination or non-renewal of the Management Agreement, the Manager will cease to receive the compensation provided for in the Management Agreement, and, upon any non-renewal of the Management Agreement other than for cause, the Corporation will be required to pay the Termination Fee to the Manager.

Sale and Purchase of Loans.

     To provide a source of mortgage loans for the Corporation's Mortgage Investment Business, CAAI offers to the Corporation for purchase mortgage loans meeting the Corporation's investment criteria and policies. Commitments to acquire loans will obligate the Corporation to purchase such loans from CAAI upon the closing and funding of the loans, pursuant to the terms and conditions specified in the commitment. The Corporation accounts for the purchase of loans from CAAI on a fair market value basis.


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

General

     The Bylaws of the Corporation provide for a variable Board of Directors with a range between three and seven members. The Board of Directors currently consists of five members. The Directors are divided into three classes. Each class of Directors except Class III consists of two Directors, with each class serving for a staggered three-year term. The Class I Directors are Messrs. Swartz and Blomberg (whose terms expire in 2006) and who are nominated for reelection at this Annual Meeting for a three-year term. The Class II Directors are Messrs. Brooks and Konczal (whose terms expire in 2007). The Class III Director is Mr. Wrensen (whose term expires in 2008). Each director is elected to serve until the next annual meeting of shareholders at which his Class stands for reelection and until their successors are elected and qualified (typically a 3 year term). Each of the nominees for Class I, if elected, will serve for a term expiring at the 2009 annual meeting of stockholders and until their successors are elected and qualified. The Board currently has two Independent Directors, Messrs. Brooks and Blomberg. The Board has nominated the individuals named below to serve as Class I members of the Board. Messrs. Konczal, Swartz and Wrensen do not qualify as Unaffiliated Directors.

     Donald R. Looper resigned from the Board of Directors, effective June 21, 2006, due to a disagreement with the Corporation concerning the effectiveness of a motion addressed by the Board. On June 14, 2006, the Board considered a motion not to renew the Management Agreement for cause. Messrs. Blomberg, Brooks and Looper voted in favor of the motion, and Messrs. Swartz, Konczal and Wrensen, who are interested in the matter, voted against it. As a majority of the Board did not vote in favor of the motion, the Corporation, after consultation with its legal counsel, concluded that the motion had not passed. The Corporation's counsel advised that the votes of Messrs. Konczal, Swartz, and Wrensen, who were interested directors, were properly cast and were valid, notwithstanding their "interest" in the transaction in question. Thus, the three-to-three vote did not constitute an act by the Board of Directors since Section 141 of the Delaware General Corporation Law provides that the Board can only act by a majority vote of its members. Mr. Looper disagreed with this determination, and accordingly tendered his resignation on June 21, 2006.

     The Corporation's Bylaws provide a procedure for shareholder nomination of persons for election to the Board of Directors. Please see "Stockholder Proposals and Nominations".

     Thomas B. Swartz and Harvey Blomberg, the nominees listed below, currently are Class I Directors whose present terms expire at the Annual Meeting. The nominees have agreed to serve if elected, and management has no reason to believe that the nominee will be unavailable to serve. Unless otherwise instructed, the proxy holders will vote Proxies received by them in favor of the election of the nominee named below. However, if the nominee becomes unavailable for election for any reason, the shares represented by those Proxies will be voted for any substitute nominee designated by the Directors. Assuming that a quorum is present, a plurality of all the votes cast at the Annual Meeting will be sufficient to elect a nominee as a Director. For purposes of the election of directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be counted in determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW, AND, IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, PROXIES SOLICITED IN CONNECTION WITH THIS PROXY STATEMENT WILL BE SO VOTED.

     The following presents information concerning the person nominated for election as the Class III Directors of the Corporation and for those directors whose terms will continue after the meeting:

Nominees for Election as Class I Directors for Term Expiring in 2009

Thomas B. Swartz. Biographical information for Mr. Swartz is set forth in the section of this Proxy Statement entitled "General Corporation Information:
Executive Officers."

Harvey Blomberg, age 67; Class I Director since 1996; current term expires 2006; Regional Director, Connecticut Small Business Development Center (1996 to date); Partner and Chief Financial Officer, Bay Purveyors, Inc. (1976 to 1995); General Manager, Deerfield Communications (1987 to 1990); Consultant to numerous companies (financial restructuring, refinancing and marketing) (1989 to date). Rensselaer Polytechnic Institute, M.S. Management, 1995; Hofstra University, M.B.A., 1985; B.S. Engineering, 1966.

Directors Continuing In Office

Stanley C. Brooks, age 56; Class II Director since 1996; current term expires 2007; President and Chairman, Brookstreet Securities Corporation (1990 to date); Executive Vice-President, Toluca Pacific Securities Corporation (1987 to 1989); Senior Vice-President First Affiliated Securities (1983 to 1986); Senior Vice-President, Private Ledger Financial Services (1976 to 1983); Member, National Futures Association (1991 to date); Member, Securities Industry Association (1995 to date); Member, Regional Investment Bankers Association (1990 to date); Licensed Principal, NASD (1970 to date); California State Polytechnic Institute, B.S. Business Administration, 1970. Mr. Brooks was elected to the Board of Directors pursuant to the Underwriting Agreement between the Corporation and Brookstreet Securities Corporation as the Managing Broker-Dealer of the Corporation's public offering of its Common Stock.

Dennis R. Konczal. Biographical information for Mr. Konczal is set forth in the section of this Proxy Statement entitled "General Corporation Information:
Executive Officers."

Richard J. Wrensen. Biographical information for Mr. Wrensen is set forth in the section of this Proxy Statement entitled "General Corporation Information:
Executive Officers."

                                  PROPOSAL TWO

              THE BOARD OF DIRECTORS PROPOSES THAT THE CORPORATION
                          BE LIQUIDATED AND DISSOLVED.

General

     The Board of Directors believes that it is appropriate that the shareholders have an opportunity to consider three different alternatives as to the ongoing direction of the Corporation. Proposal Two proposes that the Corporation be liquidated and dissolved. Proposal Three proposes that that the Corporation restructure and convert its business operations from an "externally advised" REIT to a "self advised" REIT. Proposal Four proposes that the Corporation retains and renews its existing Restated Management Agreement and remains "externally advised". The Board of Directors neither recommends nor opposes any of these proposals. A shareholder may vote "For" or "Against" any or all of these Proposals Two, Three and Four.

     The Board of Directors has proposed a Plan of Liquidation and Dissolution (the "Plan") for ratification and approval by stockholders owning and holding, as of the record date, a majority of the outstanding shares of the Corporation entitled to vote at the Annual Meeting. The Plan was approved by the Board of Directors on March 14, 2006, subject to stockholder approval, and will go into effect on October 18, 2006 if approved and ratified by a majority of the shareholders entitled to vote, which includes all holders of the outstanding Common and Preferred shares of the Corporation. A copy of the Plan is attached as Exhibit "A" to this Proxy Statement. Certain material features of the Plan are summarized below.

     The Board of Directors unanimously adopted a resolution on March 14, 2006 (the "Effective Date") which authorized the orderly liquidation of the Corporation's assets pursuant to the Plan if a majority of the shareholders entitled to vote at a meeting of shareholders vote for the proposed dissolution and liquidation. The Board of Directors' resolution further provided that notwithstanding a resolution of the shareholders authorizing or consenting to the proposed dissolution, the Board of Directors may, without further action by the shareholders abandon or amend such proposed dissolution.

     If a majority of the shareholders entitled to vote on the resolution to ratify and consent to the dissolution and liquidation, the Plan of Liquidation and Dissolution will be adopted as of October 18, 2006 (the "Adoption Date").

     After the "Adoption Date," October 18, 2006, the Corporation will not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs and distribute its assets in accordance with the Plan.

     As of August 25, 2006 the Corporation had not received any offers to purchase the business as a going concern. The Corporation's officers will commence the sale of assets and the general winding down of the Corporation's business, including such things as terminating commercial agreements and exiting related obligations if the shareholders ratify Proposal Two. As of the date of this Proxy Statement, the Corporation has not commenced the sale of its assets and has not paid or settled a substantial portion of its liabilities. After October 18, 2006, the Adoption Date, the Corporation will not engage in any business activities except for the purpose of preserving the value of the Corporation's assets, prosecuting and defending lawsuits by or against the Corporation, adjusting and winding up its business and affairs, selling and liquidating properties and assets, including its intellectual property and other intangible assets, paying the Corporation's creditors, terminating commercial agreements and relationships and preparing to make distributions to stockholders, in accordance with the Plan. The Corporation will not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation. In addition, the Corporation will file a Certificate of Dissolution with the Secretary of State of the State of Delaware after the Adoption Date which provides a three year period to liquidate and dissolve the Corporation.

     The Board of Directors may, concurrently with the adoption of the plan, turn management of the Corporation over to its existing management, an officer of the Corporation or to a third party to complete the liquidation of our remaining assets and distribute proceeds from the sale of assets to the stockholders pursuant to the Plan. This third-party management may be in the form of a liquidating trust which, if adopted, would succeed to all of the assets, liabilities and obligations of the Corporation. The Board of Directors may appoint one or more of its members, an officer of the Corporation or a third party to act as a Trustee of such liquidating trusts or as Liquidator of the Corporation. If, however, all assets are not distributed within three years after the date the Certificate of Dissolution is filed within the State of Delaware, the Manager or Liquidator will transfer the Corporation's remaining assets to a liquidating trust if its has not already done so. Your ratification and approval of the Plan will also constitute your approval of any appointment and compensation of such trustees or liquidator.

     During the liquidation of assets, the Corporation's Board of Directors may authorize its officers, directors, and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan. The Corporation's Board of Directors intends to oversee and effect the efficient liquidation of the assets, prompt satisfaction of liabilities, and timely distribution of the residual proceeds, if any, to the shareholders. The Corporation's Independent Directors may continue to receive an annual retainer of $10,000 and $300 per telephonic meeting and $4,000 per board or committee meeting attended in person in California and $500 per board or committee meeting if held outside of California, . All Directors will continue to be reimbursed for reasonable travel and other out-of-pocket expenses incurred in serving on and attending board and committee meetings. If the Manager, a Corporation's officer, or a director is chosen to oversee the Liquidation, the liquidator may receive compensation separate from their role as a director or officer of the Corporation. Exclusive of the Corporation's legal, accounting, loan servicing, loan disposition, and other general and administrative expenses, the Corporation estimates the liquidator's fee at fifteen thousand dollars per month. If the Manager were selected to liquidate the Corporation, the Manager would receive compensation, in connection with the liquidation, in addition to a Termination Fee.

     Your ratification and approval of the Plan will constitute your approval of the payment of any such compensation.

Review of Alternatives and Conclusion of the Board of Directors

     On March 14, 2006, after considering alternate business plans submitted by the Manager regarding potential operational changes which could improve earnings, none of which were acceptable to the Board of Directors, the Board concluded that an orderly wind down of the Corporation was the course of action that should be presented to the Corporation's stockholders for their consideration, and unanimously adopted the Plan. In arriving at this conclusion, the Board considered a number of factors, including the increase in interest rates, reduced interest spreads, increased competition in the Corporation's markets, declining earnings, omitted dividends, the continued material declining value of comparably traded public companies and the future prospects of the Corporation. The Board of Directors had been kept informed continuously by the Manager of the Corporation's business affairs and financial condition and has convened numerous separate meetings to consider these issues. Accordingly, the Board of Directors determined that it may not be advisable to continue to operate the Corporation on an independent basis if the potential for growth and availability of financing were so limited. Based on this information, the Board of Directors determined that distribution to the stockholders of cash proceeds from the sale of the Corporation's assets would be an option that should be presented to the stockholders and that liquidation would prevent further erosion of the stockholders' equity through continuing net losses and market declines. There can be no assurance that the liquidation value per share of Common Stock in the hands of the stockholders will equal or exceed the book value of the Common Stock or prices at which the Common Stock has been recently traded or may trade in the future, or that the liquidation value will exceed zero. If the Plan is ratified, the Corporation shall pay

CAAI a termination or non-renewal fee determined by independent appraisals equal to the fair market value to CAAI of the Restated Management Agreement assuming that it was newly renewed for a period of two (2) years after the effective date of the termination. Due to the uncertainty surrounding this amount, the Contingent Reserve includes this fee and other contingent liabilities. The estimated Contingent Reserve is nine hundred and forty-seven thousand dollars ($947,000). If the Plan is not ratified and approved by the stockholders, the Board of Directors will consider Proposal Three and Proposal Four presented in this proxy

     There are many factors that the Corporation's stockholders should consider when deciding whether to vote to ratify and approve the Plan. Such factors include those set forth in the Corporation's publicly filed reports, including its Annual Report on Form 10K-SB for the fiscal year ended December 31, 2005 and its Form 10Q-SB, dated June 30, 2006, as well as those factors set forth below.

Risks Associated With Forward Looking Statements

     This Proxy Statement contains certain forward looking statements, including statements concerning the value of the Corporation's net assets, the anticipated liquidation value per share of Common Stock as compared to its market price absent the proposed liquidation, and the likelihood of stockholder value resulting from sale of certain of its assets. Some of our other assets may be difficult for the Corporation to convert into cash, and we can make no assurance that we will receive any material amounts in respect of such assets. No assurance can be given that the amount to be received in liquidation will equal or exceed the book value per Common Share or prices at which the Common Stock has recently traded or may trade in the future, or that the liquidation value will exceed zero.

         Creditor Liability

     If the Plan is approved by a majority of the stockholders entitled to vote, a Certificate of Dissolution will be filed with the State of Delaware dissolving the Corporation. Pursuant to the Delaware General Corporation Law (the "DGCL"), the Corporation will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits against it and enabling the Corporation gradually to close its business, to dispose of its property, to discharge its liabilities and to distribute to its stockholders any remaining assets. Under the DGCL, in the event the Corporation fails to create an adequate contingency reserve for payment of its expenses and liabilities during this three-year period, each stockholder could be held liable for payment to the Corporation's creditors of such stockholder's pro rata share of amounts owed to creditors in excess of the contingency reserve. The liability of any stockholder would be LIMITED TO the amounts previously received as a liquidating distribution by such stockholder from the Corporation (and from any liquidating trust or trusts. Accordingly, in such event a stockholder could be required to return all liquidating distributions previously made to such stockholder. In such event, a stockholder could receive nothing from the Corporation under the Plan. Moreover, in the event a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder's repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable.

     The Corporation currently has only one litigation matter and has no further exposure on the cost of defense or liability due to errors and admission insurance coverage. The Corporation has estimated the amount due existing creditors on October 18, 2006 to be seven million, three hundred and seventeen thousand, one hundred, and thirty-three dollars ($7,317,133). This liability does not include a Contingent Reserve estimate of nine hundred and forty-seven thousand dollars ($947,000).

         There can be no assurance that the contingency reserve established by the Corporation will be adequate to cover any expenses and liabilities. See "Contingent Liabilities; Contingency Reserve; Liquidating Trust."

Preferred Share Preference

     Pursuant to the Corporation's Certificate of Incorporation, upon the Corporation's liquidation, holders of shares of Series A Preferred Stock will be entitled to receive approximately $26.47 per share before any distribution of funds is made to holders of our Common Stock. Based on the foregoing, funds available in the liquidation would be distributed first to the holders of Series A Preferred Stock until they had received an amount estimated to be approximately $5,325,287. The Board of Directors has determined that if Proposal Two is adopted, the Corporation will also make payments, estimated to be approximately $210,635 in the aggregate, to certain former holders of Series A Preferred who recently sold shares of Series A Preferred Stock to the Corporation, which will reduce the amount otherwise distributable to common stockholders. This amount is not included in the Series A Preferred stock balance of $5,325,287. After these amounts have been paid, any available funds will be distributed to the holders of Common Stock until they have received approximately $21.75 per share. If any funds are available for distribution thereafter, they would be distributed pro rata among the holders of both classes of stock.

Principal Provisions of the Plan

     The Corporation will distribute pro rata to its stockholders, in cash or in-kind, or sell or otherwise dispose of, all its property and assets. To obtain the highest price for the sale of the Corporation's assets and to preserve value for the stockholders, the Corporation will commence the sale of its assets immediately after approval of the Plan by the Board on October 18, 2006.

     As of the date of this Proxy Statement, the Corporation has not started or completed the sale of a substantial portion of its assets nor paid or settled a substantial portion of its liabilities on its commercial agreements, relationships and overall operations. Sales of the Corporation's assets will be made in private or public transactions and on such terms as are approved by the Board of Directors or the Trustees or the Liquidator of the Corporation. Votes of the Corporation's stockholders will not be solicited with respect to the approval of the specific terms of any particular sales of assets approved by the Board of Directors. See "Sales of the Corporation's Assets."

     Subject to the payment or the provision for payment of the Corporation's indebtedness and other obligations, the Corporation's cash on hand, together with the cash proceeds of any sales of the Corporation's other assets, will be distributed from time to time pro rata to the holders of the Preferred and Common Stock. The Corporation intends to establish a reasonable reserve (a "Contingency Reserve") in an amount determined by the Board of Directors to be sufficient to satisfy the liabilities, expenses and obligations of the Corporation not otherwise paid, provided for or discharged. The net balance, if any, of any such Contingency Reserve remaining after payment, provision or discharge of all such liabilities, expenses and obligations will also be distributed to the Corporation's stockholders pro rata. No assurances can be given that available cash and amounts received from the sale of assets will be adequate to provide for the Corporation's obligations, liabilities, expenses and claims and to make cash distributions to stockholders. The Corporation will not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation. The Corporation currently has no plans to repurchase shares of capital stock from its stockholders.

     If all of the Corporation's assets (other than the Contingency Reserve) are not sold or distributed prior to the third anniversary of the effectiveness of the dissolution of the Corporation, the Corporation will transfer in final distribution such remaining assets to a trust. The Board of Directors may also elect in its discretion to transfer the Contingency Reserve, if any, to such a trust. Any of such trusts are referred to in this Proxy Statement as "liquidating trusts." It is anticipated that the interests in any such trusts will not be transferable; therefore, although the recipients of the interests would be treated for tax purposes as having received their pro rata share of property transferred to the liquidating trust or trusts and will thereafter take into account for tax purposes their allocable portion of any income, gain or loss realized by such liquidating trust or trusts, the recipients of the interests will not realize the value thereof unless and until such liquidating trust or trusts distributes cash or other assets to them.

     The Corporation will close its stock transfer books and discontinue recording transfers or shares of Common Stock on the earliest to occur of (i) the close of business on the record date fixed by the Board of Directors for the final liquidating distribution, (ii) the close of business on the date on which the remaining assets of the Corporation are transferred to a liquidating trust, or (iii) the Final Record Date, and, thereafter, certificates representing shared of Preferred and Common Stock will not be assignable or transferable on the books of the Corporation except by will, intestate succession or operation of law. After the Final Record Date, the Corporation will not issue any new stock certificates, other than replacement certificates. Any person holding options, warrants or other rights to purchase Preferred or Common Stock must exercise such instruments or rights prior to the Final Record Date. See "Listing and Trading of the Common Stock and Interests in the Liquidating Trust or Trusts" and "Final Record Date" below.

     Following approval of the Plan by the stockholders, a Certificate of Dissolution will be filed with the State of Delaware dissolving the Corporation. The dissolution of the Corporation will become effective, in accordance with the DGCL, upon proper filing of the Certificate of Dissolution with the Secretary of State or upon such later date as may be specified in the Certificate of Dissolution. Pursuant to the DGCL, the Corporation will continue to exist for three years after the dissolution becomes effective or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against it, and enabling the Corporation gradually to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to its stockholders any remaining assets, but not for the purpose of continuing the business for which the Corporation was organized.

Abandonment; Amendment

     Under the Plan and pursuant to Section 275 (e) of the Delaware General Corporation Law ("DGLC"), there is no limitation on the Board of Directors ability to modify, amend, or abandon the liquidation plan as approved by the shareholders nor is there any limitation in the Corporation's Certificate of Incorporation or in the DGLC on its ability to not proceed with liquidation once it is approved by the shareholders. The Board of Directors may modify, amend or abandon the Plan, notwithstanding stockholder ratification and approval, to the extent permitted by the DGCL. Such discretion in the Board of Directors is not dependent on a change in circumstances. The Corporation will not amend or modify the Plan under circumstances that would require additional stockholder solicitations under the DGCL or the federal securities laws without complying with the DGCL and the federal securities laws.

Liquidating Distributions; Nature; Amount; Timing

     Although the Board of Directors has not established a firm timetable for distributions to stockholders if the Plan is ratified and approved by the stockholders, the Board of Directors intends, subject to contingencies inherent in winding up the Corporation's business, to make such distributions as promptly as practicable. As of the date of this Proxy Statement, the Corporation has not commenced the sale of its assets nor paid or settled any portion of its liabilities. The liquidation is expected to be concluded prior to the third anniversary of the filing of the Certificate of Dissolution in Delaware by a final liquidating distribution either directly to the stockholders or to a liquidating trust. After payment of the initial Series A Preferred Stock liquidation preference, the proportionate interests of all of the stockholders of the Corporation shall be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date, and after such date, any distributions made by the Corporation shall be made solely to stockholders of record on the close of business on the Final Record Date, except to reflect permitted transfers. The Board of Directors is, however, currently unable to predict the precise nature, amount or timing of this distribution or any other distributions pursuant to the Plan. The actual nature, amount and timing of all distributions will be determined by the Board of Directors, in its sole discretion, and will depend in part upon the Corporation's ability to convert its remaining assets into cash and pay and settle its significant remaining liabilities and obligations.

     The Corporation does not plan to satisfy all of its liabilities and obligations prior to making distributions to its stockholders, but will instead reserve assets deemed by management and the Board of Directors to be adequate to provide for such liabilities and obligations. See "Contingent Liabilities; Contingency Reserve; Liquidating Trust."

     Management and the Board of Directors believe that available cash and amounts received on the sale of assets will be adequate to provide for the Corporation's obligations, liabilities, expenses and claims (including contingent liabilities) and to make cash distributions to stockholders.

Factors to be Considered With Respect to Sale of the Company's Assets

     The Plan involves the sale of all of the assets of the Corporation. The sale by the Corporation of an appreciated asset will result in the recognition of taxable gain by the Corporation to the extent the fair market value of such asset exceeds the Corporation's tax basis in such asset.

Conduct of the Corporation Following Adoption of the Plan

     Following ratification and approval of the Plan by the Corporation's stockholders, the Corporation's activities will be limited to distributing its assets in accordance with the Plan, establishing a contingency reserve for payment of the Corporation's expenses and liabilities, including liabilities incurred but not paid or settled prior to ratification of the Plan, selling any remaining assets of the Corporation and terminating any remaining commercial agreements, relationships or outstanding obligations of the Corporation. Following the ratification and approval of the Plan by the Corporation's stockholders, the Corporation shall continue to indemnify its officers, directors, employees and agents in accordance with its Restated Certificate of Incorporation, as amended, and bylaws, including for actions taken in connection with the Plan and the winding up of the affairs of the Corporation. The Corporation's obligation to indemnify such persons may be satisfied out of the assets of any liquidating trust. The Board of Directors and the trustees of any liquidating trust may obtain and maintain such insurance as may be necessary to cover the Corporation's indemnification obligations under the Plan.

Reporting Requirements

     Whether or not the Plan is ratified and approved, the Corporation will still have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), even though compliance with such reporting requirements is economically burdensome. If the Plan is ratified and approved, in order to curtail expenses the Corporation will, after filing our Certificate of Dissolution, seek relief from the Securities & Exchange Commission ("SEC") from the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Corporation anticipates that, if such relief is granted, it will continue to file current reports on Form 8-K to disclose material events relating to the liquidation and dissolution along with any other reports that the SEC might require.

Contingent Liabilities; Contingency Reserve; Liquidating Trust
--------------------------------------------------------------

     Under the DGCL, the Corporation is required, in connection with its dissolution, to pay or provide for payment of all of its liabilities and obligations. Following the ratification and approval of the Plan by the Corporation's stockholders, the Corporation will pay all expenses and fixed and other known liabilities or set aside as a Contingency Reserve cash and other assets which it believes to be adequate for payment thereof. The Corporation is currently unable to estimate with precision the amount of any Contingency Reserve which may be required, but any such amount (in addition to any cash contributed to a liquidating trust, if one is utilized) will be deducted before the determination of amounts available for distribution to stockholders.

     The actual amount of the Contingency Reserve will be based upon estimates and opinions of management and the Board of Directors and derived from consultations with outside experts and review of the Corporation's estimated operating expenses and future estimated liabilities, including, without limitation, anticipated compensation payments, estimated legal and accounting fees, operating lease expenses, payroll and other taxes payable, miscellaneous office expenses, expenses accrued in the Corporation's financial statements, and reserves for litigation expenses. There can be no assurance that the Contingency Reserve in fact will be sufficient. Subsequent to the establishment of the Contingency Reserve, the Corporation will distribute to its stockholders any portions of the Contingency Reserve which it deems no longer to be required. After the liabilities, expenses and obligations for which the Contingency Reserve had been established have been satisfied in full, the Corporation will distribute to its stockholders any remaining portion of the Contingency Reserve. The Corporation's Liquidation Pro Forma Financial Statements have reserved nine hundred and forty-seven thousand dollars ($947,000). The adequacy of the Contingent Reserve of nine hundred and forty-seven thousand dollars $947,000 is uncertain, because the reserve is established for unknown, but possible liabilities that may or may not be insured. The actual contingency requirement may vary significantly from the pro forma reserve.

     If deemed necessary, appropriate or desirable by the Board of Directors for any reason, the Corporation may, from time to time, transfer any of its unsold assets to one or more liquidating trusts, or other structure it deems appropriate, established for the benefit of the stockholders of the Corporation, which property would thereafter be sold or distributed on terms approved by its trustees. The Board of Directors and management may determine to transfer assets to a liquidating trust in circumstances where the nature of an asset is not susceptible to distribution (for example, interests in intangibles) or where the Board of Directors determines that it would not be in the best interests of the Corporation and its stockholders for such assets to be distributed directly to the stockholders at such time. If all of the company's assets (other than the Contingency Reserve) are not sold or distributed prior to the third anniversary of the effectiveness of the dissolution the Corporation must transfer in final distribution such remaining assets to a liquidating trust. The Board of Directors may also elect in its discretion to transfer the Contingency Reserve, if any, to such a liquidating trust. The purpose of a liquidating trust would be to distribute such property or to sell such property on terms satisfactory to the liquidating trustees and/or Liquidator, and distribute the proceeds of such sale after paying those liabilities of the Corporation, if any, assumed by the trust, to the Corporation's stockholders. Any liquidating trust acquiring all of the unsold assets of the Corporation will assume all of the liabilities and obligations of the Company and will be obligated to pay any expenses and liabilities of the Company which remain unsatisfied. If the Contingency Reserve transferred to the liquidating trust is exhausted, such expenses and liabilities will be satisfied out of the liquidating trust's other unsold assets.

     The Plan authorizes the Board of Directors to appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause the Corporation to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by the Board of Directors. It is anticipated that the Board of Directors will select such trustee or trustees on the basis of the experience of such individual or entity in administering and disposing of assets and discharging liabilities of the kind to be held by the liquidating trust or trusts and the ability of such individual or entity to serve the best interests of the Corporation's stockholders. Approval of the Plan by the stockholders will also constitute the approval by the Corporation's stockholders of any such appointment and any liquidating trust agreement or agreements.

     The Corporation may decide to use a liquidating trust or trusts, and the Board of Directors believes the flexibility provided by the Plan with respect to the liquidating trusts to be advisable. The trust would be evidenced by a trust agreement between the Corporation and the trustees. The purpose of the trust would be to serve as a temporary repository for the trust property prior to its disposition or distribution to the Corporation's stockholders. The transfer to the trust and distribution of interests therein to the Corporation's stockholders would enable the Corporation to divest itself of the trust property and permit the Corporation's stockholders to enjoy the economic benefits of ownership thereof. Pursuant to the trust agreement, the trust property would be transferred to the trustees immediately prior to the distribution of interests in the trust to the Corporation's stockholders, to be held in trust for the benefit of the stockholder beneficiaries subject to the terms of the trust agreement. It is anticipated that the interests would be evidenced only by the records of the trust and there would be no certificates or other tangible evidence of such interests and that no holder of Common Stock would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of Common Stock in order to receive the interests. It is further anticipated that pursuant to the trust agreements (i) a majority of the trustees would be required to be independent of the Corporation's management; (ii) approval of a majority of the trustees would be required to take any action; and (iii) the trust would be irrevocable and would terminate after the earliest of (x) the trust property having been fully distributed, or (y) a majority in interest of the beneficiaries of the trust, or a majority of the trustees, having approved of such termination, or (z) a specified number of years having elapsed after the creation of the trust.

         Under the DGCL, in the event the Corporation fails to create an adequate Contingency Reserve for payment of its expenses and liabilities, or should such Contingency Reserve and the assets held by the liquidating trust or trusts be exceeded by the amount ultimately found payable in respect of expenses and liabilities, each stockholder could be held liable for the payment to creditors of such stockholder's pro rata share of such excess, limited to the amounts theretofore received by such stockholder from the Corporation or from the liquidating trust or trusts.

     If the Corporation were held by a court to have failed to make adequate provision for its expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the Contingency Reserve and the assets of the liquidating trust or trusts, a creditor of the Corporation could seek an injunction against the making of distributions under the Plan on the ground that the amounts to be distributed were needed to provide for the payment of the Corporation's expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to stockholders and/or interest holders under the Plan.

Final Record Date

     The Corporation intends to close its stock transfer books and discontinue recording transfers of shares of Preferred and Common Stock on the Final Record Date and thereafter certificates representing shares of Preferred or Common Stock will not be assignable or transferable on the books of the Corporation except by will, intestate succession or operation of law. After the Final Record Date, the Corporation will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of the Corporation's shares will occur on or after the Final Record Date. See "Listing and Trading of the Common Stock and Interests in the Liquidating Trust or Trusts" below. All liquidating distributions from the Corporation or a liquidating trust on or after the Final Record Date will be made to stockholders according to their holdings of capital stock as of the Final Record Date. Subsequent to the Final Record Date, the Corporation may at its election require stockholders to surrender certificates representing their shares of the capital stock in order to receive subsequent distributions. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates should be required, all distributions otherwise payable by the Corporation or the liquidating trust, if any, to stockholders who have not surrendered their stock certificates may be held in trust for such stockholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a stockholder's certificate evidencing the capital stock has been lost, stolen or destroyed, the stockholder may be required to furnish the Corporation with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Listing and Trading of the Common Stock and Interests in the Liquidating Trust or Trusts

The Corporation currently intends to close its stock transfer books on the Final Record Date and to cease recording stock transfers and issuing stock certificates (other than replacement certificates) at such time. Accordingly, it is expected that trading in the shares will cease on and after such date.

     The Common Stock is currently listed for trading on the American Stock Exchange. For continued listing, a company, among other things, must meet certain minimum requirements with respect to net tangible assets, market value of its securities held by non-affiliates, and minimum bid prices per share. The Corporation expects that, as a result of the cessation of its operations and the anticipated decrease in its assets resulting from distributions to its stockholders, its Common Stock will be delisted from the American Stock Exchange not later than shortly after the approval of the Plan of Liquidation by the stockholders if such approval occurs. Trading, if any, in the Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board." In any event, the Corporation will close its stock transfer books upon the filing of the Certificate of Dissolution. Thereafter, the stockholders will not be able to transfer their shares. Such determination will be made by the Board of Directors and management prior to the transfer of unsold assets to the liquidating trust and will be based on, among other things, the Board of Directors and management's estimate of the value of the assets being transferred to the liquidating trust or trusts, tax matters and the impact of compliance with applicable securities laws. Should the interests be transferable, the Corporation plans to distribute an information statement with respect to the liquidating trust or trusts at the time of the transfer of assets and the liquidating trust or trusts may be required to comply with the periodic reporting and proxy requirements of the Exchange Act. Even if transferable, the interests are not expected to be listed on a national securities exchange and the extent of any trading market therein cannot be predicted.

     As stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes (see "Certain Federal Income Tax Consequences"), the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise.

Certain Federal Income Tax Consequences

     The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to shareholders of the Corporation as a result of its liquidation. This discussion is based on the Internal Revenue Code (the "Code"), Treasury Regulations promulgated under the Code, judicial decisions, and administrative rulings as of the date of this proxy statement, all of which are subject to change or differing interpretations, including changes and interpretations having retroactive effect. The discussion below does not address all U.S. federal income tax consequences or any state, local or foreign tax consequences of the liquidation. Shareholders subject to special treatment, including dealers in securities or foreign currency, tax-exempt entities, non-U.S. shareholders, banks, thrifts, insurance companies, persons that hold our capital stock as part of a "straddle", a "hedge", a "constructive sale" transaction or a "conversion transaction," persons that have a "functional currency" other than the U.S. dollar, and investors in pass-through entities, may be subject to special rules not discussed below. This discussion also does not address the U.S. federal income tax consequences of the liquidation to a holder of our capital stock that does not hold such stock as a capital asset, or to a holder of our capital stock who is not United States person (generally defined by the Code as a U.S. citizen or resident, a U.S. domestic corporation, an estate the income of which is includable in its gross income for U.S. federal income tax purposes without regard to its source, or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all the substantial decisions of the trust).

     This U.S. federal income tax discussion is for general information only and may not address all tax considerations that may be significant to a holder of our capital stock. The following discussion has no binding effect on the Internal Revenue Service (the "IRS") or the courts, and assumes that the Corporation will liquidate in accordance with the Plan in all material respects. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the Plan, and the Corporation will not seek an opinion of counsel with respect to the anticipated tax treatment. If any of the anticipated tax consequences described herein proves to be incorrect, the result could be increased taxation at the corporate and/or shareholder level, thus reducing the benefit to the shareholders and the Corporation from the liquidation. Tax considerations applicable to particular shareholders may vary with and be contingent on the shareholder's individual circumstances. Shareholders are urged to consult with their own tax advisor as to the particular tax consequences of the liquidation, including the applicability and effect of any state, local or foreign laws and changes in applicable tax laws.

Tax Consequences to the Corporation

     The Corporation has qualified as a REIT under Sections 856-860 of the Code since its formation in 1997. As a REIT, the Corporation is generally not subject to federal corporate income tax on the portion of its taxable income that is currently distributed to shareholders in distributions that are eligible for the dividends paid deduction. If the Plan is adopted, the Corporation is expected to carry out the liquidation in a manner that will allow it to continue to meet the requirements for qualification as a REIT until the Corporation has distributed all its assets to its shareholders, which may include the transfer of assets to a liquidating trust. The Board of Directors, however, has the authority under the Plan to cause the Corporation to discontinue its status as a REIT at any time if the Board of Directors finds it in the best interests of the shareholders to do so.

     In order to maintain the Corporation's status as a REIT it must, among other things, continue to derive income from qualified sources, principally rents from real property, interest from mortgages on real property and gains from the sale or exchange of real estate assets. In addition, the Corporation's principal investments must continue to be in real estate assets.

     So long as the Corporation continues to qualify as a REIT, any net gain from "prohibited transactions" will be subject to a 100% tax. "Prohibited transactions" are sales of property held primarily for sale to customers in the ordinary course of a trade or business. Whether a real estate asset is property held primarily for sale to customers in the ordinary course of a trade or business is a highly factual determination. The Corporation believes that none of the sales of its assets in accordance with the Plan would constitute a prohibited transaction. There can, however, be no assurance that the IRS would not successfully challenge the characterization of assets the Corporation holds for purposes of applying the 100% tax.

     The Corporation expects to completely liquidate within 24 months after the adoption of the Plan. Assuming that the Corporation liquidates, distributions made pursuant to the Plan within such 24-month period will be treated as dividends paid for purposes of computing the Corporation's dividends paid deduction, but only to the extent of its earnings and profits (computed without regard to capital losses), for the taxable year in which any such distributions are made. As a result, and provided that it continues to qualify as a REIT, the Corporation believes that it will not be subject to federal corporate income tax on gain recognized in connection with liquidating sales of our assets, nor will it be subject to federal corporate income tax on gains realized upon a liquidating distribution of any of its appreciated assets.

     While the Corporation expects to continue to qualify as a REIT for the period prior to the distribution of all of its assets to its shareholders, which includes the transfer of assets to a liquidating trust, no assurance can be given that the Corporation will not lose or terminate its status as a REIT as a result of unforeseen circumstances. Should the Corporation lose its status as a REIT, either inadvertently or because the Board of Directors deems such loss to be in the best interests of its shareholders, the Corporation would be taxable as a corporation for federal income tax purposes and would be liable for federal income taxes at the corporate rate with respect to its entire income from operations and from liquidating sales and distribution of its assets for the taxable year in which its qualification as a REIT terminates and in any subsequent years.

Consequences to U.S. Shareholders

     Distributions made by the Corporation within 24 months of the adoption of the Plan will not be treated as dividend income to shareholders, notwithstanding the Corporation's treatment of such distributions for purposes of the dividends paid deduction. Distributions in the liquidation, including an amount equal to a shareholder's pro rata share of the fair market value of the assets transferred to a liquidating trust, should first reduce the basis of such shareholder's shares of the Corporation's capital stock, with any excess constituting a capital gain. If the sum of all liquidating distributions is less than a shareholder's basis in its shares, the difference will constitute a capital loss which is recognized at the time such shareholder receives its final liquidating distribution, which includes the transfer of assets to a liquidating trust. Such capital gain or loss will be long or short term, depending on whether such shares have been held for more than one year.

     The maximum tax rate imposed on the long-term capital gains of non-corporate taxpayers is currently 15%, although a 25% maximum tax rate is imposed on the portion of such gains attributable to the prior depreciation claimed in respect of depreciable real property held for more than one year and not otherwise treated as ordinary "recapture" income under Section 1250 of the Code. The Secretary of the Treasury has the authority to prescribe appropriate regulations regarding the manner in which the capital gains rates will apply to sales and exchanges by partnerships and REITs and of interests in partnerships and REITs. Pursuant to this authority, the Secretary of the Treasury issued final regulations on September 20, 2000 relating to the taxation of capital gains in the case of sales and exchanges of interests in partnerships, S corporations and trusts, but not of interests in REITs. Accordingly, shareholders are urged to consult with their own tax advisors with respect to their capital gain tax liability resulting from the Corporation's liquidation and their receipt of liquidating distributions.

Backup Withholding

     Unless a shareholder complies with applicable reporting and/or certification procedures, or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, such shareholder may be subject to a 28% backup withholding tax with respect to any cash payments received pursuant to the liquidation. Shareholders should consult their own tax advisors to ensure compliance with these procedures.

     Backup withholding generally will not apply to payments made to exempt recipients such as a corporation or financial institution or to a shareholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides other required information. If backup withholding applies, the amount withheld is not an additional tax but is credited against that shareholder's U.S. federal income tax liability.

Tax Consequences of the Liquidating Trust

     In the event that the Corporation is unable to dispose of all of its assets within 24 months after adoption of the Plan, or if it is otherwise advantageous or appropriate to do so, the Board of Directors may establish a liquidating trust to which the Corporation could distribute in kind its unsold assets. In any event, even if all of the Corporation's assets were disposed of within such period, the Board of Directors may decide to establish a liquidating trust to retain cash reserves beyond such 24-month period to meet its contingent liabilities. Under the Code, a trust will be treated as a liquidating trust if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with the accomplishment of that purpose. However, if the liquidation is prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, it will no longer be consider a liquidating trust.

Although neither the Code nor the Treasury Regulations thereunder provide any specific guidance as to the length of time a liquidating trust may last, the IRS's guidelines for issuing rulings with respect to liquidating trust status call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations.

     An entity classified as a liquidating trust may receive assets, including cash, from the liquidating entity without incurring any tax. It will be treated as a grantor trust, and accordingly will also not be subject to tax on any income or gain recognized by it. Instead, each shareholder will be treated as the owner of its pro rata portion of each asset, including cash, received by and held by the liquidating trust. Accordingly, a shareholder will be treated as having received a liquidating distribution equal to such shareholder's share of the amount of cash and the fair market value of any asset distributed to the liquidating trust, and will recognize gain to the extent such value is greater than such shareholder's basis in its stock, notwithstanding that the shareholder may not currently receive a distribution of cash or any other assets with which to satisfy the resulting tax liability. In addition, a shareholder will be required to take into account in computing such shareholder's taxable income its pro rata share of each item of income, gain and loss of the liquidating trust.

     An individual shareholder who itemizes deductions may deduct his pro rata share of fees and expenses of the liquidating trust only to the extent that such amount, together with the shareholder's other miscellaneous deductions, exceeds 2% of his adjusted gross income. A shareholder will also recognize taxable gain or loss when all or part of his pro rata portion of an asset is disposed of for an amount greater or less than his pro rata portion of the fair market value of such asset at the time it was transferred to the liquidating trust. Any such gain or loss will be capital gain or loss so long as the shareholder holds his interest in the assets as a capital asset.

     If the liquidating trust fails to qualify as such, its treatment will depend, among other things, upon the reasons for its failure to so qualify. In such case, the liquidating trust would most likely be taxable as a corporation. In such case the liquidating trust itself would be subject to tax, and shareholders could also be subject to tax upon the receipt of distributions from the liquidating trust. If the Board of Directors avails itself of the use of a liquidating trust, it is anticipated that every effort will be made to ensure that it will be classified as such for federal income tax purposes.

State and Local Income Tax

     Shareholders may also be subject to state or local taxes with respect to the liquidating distributions received from the Corporation pursuant to the Plan. Shareholders are urged to consult their own tax advisors regarding such taxes.

Effect of Liquidation

     There can be no assurance that net proceeds distributed to holders of Common Stock in liquidation will equal or exceed the book value of the Common Stock or prices at which the Common Stock has recently traded or may trade in the future.

Vote Required and Board Recommendation

     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

     The ratification and approval of the Plan of Liquidation requires the affirmative vote of the holders of a majority of the outstanding shares of Preferred and Common Stock entitled to vote.

         The Board of Directors neither recommends nor opposes Proposal Two.


                                 PROPOSAL THREE

      THE BOARD OF DIRECTORS PROPOSES THAT THE CORPORATION RESTRUCTURE AND
          CONVERT FROM AN "EXTERNALLY ADVISED" AND MANAGED REAL ESTATE
         INVESTMENT TRUST ("REIT") TO A "SELF-ADVISED" AND MANAGED REIT

General

     The Board of Directors believes that it is appropriate that the shareholders have an opportunity to consider three different alternatives as to the ongoing direction of the Corporation. Proposal Two proposes that the Corporation be liquidated and dissolved. Proposal Three proposes that that the Corporation restructure and convert its business operations from an "externally advised" REIT to a "self advised" REIT. Proposal Four proposes that the Corporation retains and renews its existing Restated Management Agreement and remains "externally advised". The Board of Directors neither recommends nor opposes any of these proposals. A shareholder may vote "For" or "Against" any or all of these Proposals Two, Three and Four.

     In general, there are two ways that a real estate investment trust ("REIT") is managed. Currently the Corporation is "externally advised" which means all of the management of the Corporation is provided to it by Capital Alliance Advisors, Inc. (the "Manager" or "CAAI") via two major contractual agreements. Those are the Home Equity Loan Origination Services and Loan Servicing Agreement ("LOS Agreement") and the Restated Management Agreement ("Management Agreement"). Therefore, the Corporation currently has no employees, since all of the people needed to conduct the day-to-day affairs of the Corporation are employees of the Manager. A second way that a REIT is managed is through being "self-advised." Being "self-advised" means that the REIT employs its own personnel directly and that they are responsible for managing, supervising and directing all the affairs of the REIT.

Reasons for the "Self-Advised" Proposal

     Background. Since the Corporation's inception the Manager has advised the Corporation and overseen investments and operations, subject to the oversight of the Board of Directors. Under the existing "externally advised" structure, the Manager receives compensation from the Corporation based upon both the Home Equity Loan Origination Services and Loan Servicing Agreement (the "LOS Agreement") and the Restated Management Agreement (the "Management Agreement"). Following is a summation of the costs to the Corporation and the expenses borne by the Manager under the existing contracts. Shareholders will need an understanding of the existing contracts so that a comparison to the "self advised" alternative can be evaluated.

     Under the current LOS Agreement, which term expires December 31, 2006, the Manager receives, "monthly...an amount equal to one-twelfth of two percent (2%) annually of Gross Mortgage Assets of the Corporation computed at the end of each month. Gross Mortgage Assets means for any month the weighted average book value of the Mortgages and real property of the Corporation computed at the end of the month... All compensation for origination services paid by the borrowers from the Corporation in the form of `points' on Home Equity Loans originated... are paid to the Corporation. The Corporation receives all prepayment charges and penalties." The LOS Agreement provides that the Manager is to bear the following expenses:

(a) employment expenses of the officers and directors and personnel of the Manager and the expenses, incidental to the origination and servicing of Home Equity loans hereunder;
(b) rent, telephone, utilities, office furniture and furnishings and other office expenses incurred by or allocable to the Manager for its own benefit and account;
(c) processing, documentation, appraisal, inspection, escrow, and other expenses (other than postage which is paid by the Corporation) with respect to origination and servicing of Home Equity Loans for the Corporation;
(d) advertising and promotional expenses incurred in seeking and originating Home Equity Loans for the Corporation; and
(e) miscellaneous administrative and other expenses of the Manager not relating to the performance of its loan origination and servicing functions for the Corporation.

     The Management Agreement was, from the inception of the Corporation, modeled after similar agreements used by leading Mortgage REITs in the mortgage industry. Under the Management Agreement, the Manager receives, "a Regular Management fee payable monthly equal to one-twelfth of one percent (1%) of the Gross Mortgage assets of the REIT plus one-twelfth of one-half (1/2%) of the book value of the non-mortgage assets of the REIT. `Gross Mortgage Assets' means, for any month, the book value of the mortgages, mortgage related investments and the real property of the Corporation computed at the end of the month." In addition, the Manager can earn Incentive Management Compensation "if the Corporation's annualized Return on Equity during any fiscal quarter (computed by multiplying the Return on Equity for such fiscal quarter by four) is in excess of the Ten Year U.S. Treasury Rate plus 2%, the Corporation will pay the Manager, as incentive compensation for such quarter, an amount equal to 25% of the Net Income of the Corporation in excess of such Return on Equity, but in no event shall any payment of incentive compensation under Management Agreement reduce the Corporation's annualized Return on Equity for such quarter to less than the Ten Year U.S. Treasury Rate plus 2%. Similarly, in no event shall any payment of incentive compensation under this Section be payable unless dividends payable on account of the Series A Preferred Preference Amount have been paid. The Corporation's interest expenses for borrowed money are deducted in calculating Net Income which is determined pursuant to generally accepted accounting principles before deduction of dividends paid, and any net operating loss deductions arising from losses in prior periods."

Reduction in the Cost of Operations. The Proposal for the Corporation to become "Self Advised" would incorporate a significant change in the relationship between the Manager and the Corporation and should result in an overall reduction in the cost of operations using either historical levels of Gross Mortgage Assets or based upon a projected increase in Gross Mortgage Assets held by the Corporation. If Proposal Three is approved by the Board of Directors and is ratified and approved by the shareholders, the Board of Directors would set a date for the Corporation to become "self-advised." That date would be at the end of the calendar quarter immediately following the Shareholder vote (the "Transition Date"). On the Transition Date the following changes would occur.\

     (a) The existing LOS and Management Agreements would be terminated. CAAI will enter into a new Agreement(s) with the Corporation for two years. CAAI's functions under the new Agreement(s) would be limited to loan originations and the loan servicing needed on the loans held in inventory. There would not be any amended or new Restated Management Agreement between the parties nor will the Manager seek any termination compensation that it may be entitled as a result of the termination of the existing Restated Management Agreement. CAAI will be paid a one time lump sum payment of $500,000 payable on the Transition Date.

          Loan Originations. CAAI will present "portfolio loans" to the Corporation for acquisition at the time loan documents are sent to escrow. The Corporation will have three business days to determine whether it will acquire the loan subject to a predetermined formula, the "Market Acceptable Return on Equity" ("MAROE") formula, and to notify CAAI accordingly. On any loan that Corporation acquires, the Corporation will pay a premium or discount to CAAI depending upon the application of the formula. CAAI will receive any origination points and underwriting fees generated from originating the loan and will incur all costs of origination. The Corporation will not have an obligation to acquire any CAAI generated loan presented for acquisition; however, on any loan presented, the Corporation shall have the exclusive option to purchase such loan, provided that the Corporation has given CAAI proper notice, until the loan funds and closes. CAAI will notify the Corporation, in writing, about any loans that are coming up for renewal and then determine, in conjunction with the Corporation, whether CAAI should proceed with the renewal. If CAAI is asked to proceed, it will be compensated as it would for any loan origination. The Corporation may renew any CAAI generated loan without compensation to CAAI, if such renewals are coordinated by the Corporation.

          Loan Servicing. CAAI, under the "self-advised" management of the Corporation, would continue to provide loan servicing for the Corporation loan inventory portfolio utilizing its personnel. The Corporation will pay directly all third party servicing costs. CAAI will be paid $50 per loan serviced per month during the first 12 months after the Transition Date and $55 per loan serviced per month thereafter for up to an additional 12 months. The loan count will be based on the number of loans in inventory at the end of each month being used as the loan count for the subsequent month. Loan servicing will be engaged on a quarterly basis and may be terminated by a 30 day notice prior to Quarter's end (March, June, September, and December) from either party. CAAI shall receive $500 per month for any Real Estate Owned property that the Corporation asks CAAI to manage and oversee. Such fee shall be subject to quarterly cancellation with 30 day notice by either party.

     (b) The Corporation will enter into a sublease from CAAI for Class "A" office space in downtown San the Francisco for three years (with a one year extension option). The monthly payment, under sublease, shall be 17% of the actual aggregate monthly payment incurred by CAAI each month based on the relative square footage of the space and its use. CAAI believes that the rate that the Corporation would pay is at or below market rates for comparable space. The sublease may be terminated by the Corporation if CAAI decides to no longer provide services to CAIT under (a) above.

     (c) The Corporation will reimburse CAAI for overhead costs that CAAI incurs on the Corporation's behalf. Costs will be identified, whenever possible, by specific identification. An equitable arrangement will be entered into with CAAI to cover the balance of the Corporation's overhead.

     Total Focus by Management on Corporation Operations. Certain current CAAI employees may be hired directly by the Corporation in order for it to conduct its loan investment and portfolio business. Richard J. Wrensen resigned as an officer and director of Capital Alliance Advisors, Inc. and sold all of his ownership interest in CAAI, effective June 30, 2006. If Proposal Three passes, Mr. Wrensen would become Chief Executive Officer, President, and Chief Financial Officer of the Corporation upon the Transition Date where he would devote all of his time and efforts to the affairs of the Corporation. Biographical information for Mr. Wrensen is set forth in the section of this Proxy Statement entitled "General Corporation Information: Executive Officers". At June 30, 2006, Mr. Wrensen had beneficial ownership percentages in the common and preferred stock outstanding of the Corporation of 14.5% and 2.3% respectively. See the section in the proxy entitled "Stock Holdings of Principal Stockholders, Directors and Management." Mr. Wrensen's compensation will be documented in an employment agreement and will include base annual salary of at least $180,000 for a term of thirty (30) to thirty-six (36) months, provision for bonuses, and health, dental and other benefits. For up to two years, CAAI will provide the Corporation's employees access to the same health and dental benefits that it offers to its own employees subject to reimbursement by the Corporation.

     Thomas B. Swartz would continue on the Corporation's Board of Directors as Chairman of the Board and on its Executive Committee and would receive $3,900 per quarter retainer while Chairman plus the same per meeting compensation on the same basis as the Corporation's independent directors receive.

     Dennis R. Konczal would resign as President and Chief Operating Officer of the Corporation on the Transition Date. Mr. Konczal would stay on the Board of Directors of the Corporation as a Non-Independent Director during his current term but would resign from the Executive Committee. Mr. Konczal will receive an extension of the final exercise date of two months on approximately 19,062 of the existing options he holds. All of the other terms of the existing stock option grant remain the same. Mr. Konczal shall be compensated on the same basis as the independent directors for attending meetings, but he shall receive no annual retainer.

     Preferred REIT Structure In recent years, the number of REITs formed and the average size of REITs have grown substantially, where institutional investors, including mutual funds and pension funds, have contributed to this growth. Based upon its review of becoming a self-advised REIT, the Board of Directors believes that self-advised REITs are preferred by institutional investors. Though it is not possible to quantify the expected benefit, the Board of Directors believes that becoming a self-advised REIT will improve the Corporation's profitability and ability to raise capital.

     Conflicts of Interest While an externally managed REIT, the Corporation may have interests that are different from those of the Manager. At the time the Corporation was formed, external management of REITs was common. However, external management is no longer prevalent, in part due to perceived conflicts of interest. It may be perceived by the investment community that a Manager who is paid primarily on the basis of assets invested might seek to increase those assets without emphasizing profitability. Thus, it may be preferable to more closely align the interests of those making decisions on behalf of the REIT and the REIT itself. Becoming a self-advised REIT may be the preferable alternative for reducing certain potential conflicts of interest.

     New Employees Historically, the Corporation had no employees. The persons previously managing the Corporation were employees of the Manager, not of the Corporation. Converting the Corporation to a self-advised REIT will allow the Corporation to be managed and run entirely by its own employees. The Corporation will explore the possibility of adding incentive plans to further attract and incentivize employees.

Risk Factors

     The shareholders should consider carefully the specific risk considerations set forth below as well as the other information contained in this Proxy Statement in evaluating the potential advantages, disadvantages, terms and conditions of Proposal Three.

     By Becoming Self-Advised, the Corporation will be Exposed to Risks Previously Assumed by the Manager. In particular, the Corporation will be exposed to the risk of inefficiencies and the need to implement strict cost controls in managing the day-to-day activities of the Corporation and the risks and costs associated with the attraction and retention of qualified operating management. The following risks to the Corporation associated with the activities of the Manager will now be borne by the Corporation:

     o The Corporation will compete for real estate investments with all types of investors, including domestic and foreign corporations, financial institutions, other real estate investment trusts and individuals. Many of these competitors have greater resources than the Corporation has.

     o If the Corporation's employees fail to perform duties properly, the Corporation's recourse is limited to these employees, whose liability may be limited by indemnifications from the Corporation. Previously, the Manager could have been liable for such failure.

     o The success of the Corporation is, in part, dependent on the support, services and contributions of Mr. Wrensen. The loss of his services through death, disability or otherwise, after becoming a self-advised REIT, could seriously harm the Corporation. If Mr. Wrensen ceases to perform management services for the Corporation or its affiliated entities, or if his performance is deemed to be unsatisfactory, the Corporation will be required to secure management services from other personnel. There can be no assurance in such instance that the Corporation would be able to obtain qualified management services or that such services could be obtained on terms favorable to the Corporation.

     o The LOS and Management Agreements provided for limitations of costs payable by the Corporation in connection with the Corporation's management. Under self-management, there may be no such limitations. As a result, the costs of being a self-advised REIT could exceed the fees payable under the Management Agreement or to a successor third-party advisor.

     The Corporation could lose its Tax Advantages as a Qualified REIT. While the Corporation believes that it has qualified to be taxed as a REIT under section 856(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Corporation intends to continue to operate so as to qualify after becoming a self-advised REIT. A REIT generally is not subject to federal corporate income taxes on that portion of its income distributed currently to stockholders. Although the Corporation does not believe that becoming a self-advised REIT will cause us to lose its status as a REIT, no assurance can be given that we will be able to continue to operate in a manner so as to remain so qualified. In addition, no assurance can be given that legislation, new Department of Treasury regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

         Vote Required and Board Recommendation.

     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

     The ratification and approval of Proposal Three requires the affirmative vote of the holders of a majority of the shares of Preferred and Common Stock present and voting at the meeting in person or by proxy once a quorum has been achieved.

         The Board of Directors neither recommends nor opposes Proposal Three.


                                  PROPOSAL FOUR

         RATIFICATION AND APPROVAL OF THE PROPOSAL TO RENEW THE RESTATED
       MANAGEMENT AGREEMENT FOR A TWO-YEAR TERM AND CONTINUE THE EXISTING
                    "EXTERNAL MANAGEMENT" OF THE CORPORATION

General

     The Board of Directors believes that it is appropriate that the shareholders have an opportunity to consider three different alternatives as to the ongoing direction of the Corporation. Proposal Two proposes that the Corporation be liquidated and dissolved. Proposal Three proposes that that the Corporation restructure and convert its business operations from an "externally advised"

REIT to a "self advised" REIT. Proposal Four proposes that the Corporation retains and renews its existing Restated Management Agreement and remains "externally advised". The Board of Directors neither recommends nor opposes any of these proposals. A shareholder may vote "For" or "Against" any or all of these Proposals Two, Three and Four.

     In general, there are two ways that a real estate investment trust ("REIT") can be managed. Currently the Corporation is "externally advised" which means all of the management of the Corporation is provided to it by Capital Alliance Advisors, Inc. (the "Manager" or "CAAI") via two major contractual agreements. Those agreements are the Home Equity Loan Origination Services and Loan Servicing Agreement ("LOS Agreement") and the existing Restated Management Agreement. The Corporation currently has no employees, since all of the people needed to conduct the day-to-day affairs of the Corporation are employees of the Manager. Under the existing "externally advised" structure, the Manager receives compensation from the Corporation based upon both the Home Equity Loan Origination Services and Loan Servicing Agreement (the "LOS Agreement") and the Restated Management Agreement. The term of the current Restated Management Agreement expires December 31, 2006. A vote "For" this proposal retains and renews the Restated Management Agreement term for two (2) years until December 31, 2008. In essence, the Corporation would continue to be managed in a similar fashion the way it has been managed since its inception. Following is a summation of the costs to the Corporation and the expenses borne by the Manager under the existing Restated Management Agreement, as well as the performance by the Manager since the Corporation's inception.

     CAAI, the Manager of the Corporation and its predecessors has, since 1994, managed the Corporation under its Restated Management Agreement, dated December 31, 1996 and has provided mortgage originations and servicing services to the Corporation under its Home Equity Loan Origination Services and Loan Servicing Services, dated January 2, 1996. Since 1995 the Corporation has:

     (a) Been profitable every year since 1995 (excepting 2005 and 2006 to date). The annual Net Income for 2001 through 2005 and the first half of 2006 follows:

                      2001           2002         2003         2004         2005        2006 (Q2)

Net Income        $1,142,898     $1,108,264     $909,530     $669,871    $(307,308)    $(374,032)

     (b) Paid 103 consecutive Preferred Share dividends from 1995 through 2004. The annual Preferred Share Dividends for 2001 through 2005 and the first half of 2006 follows:

                        2001         2002        2003          2004         2005        2006 (Q2)
Dividends per share    $2.37        $1.66       $1.50         $1.51        $0.76         $0.00

     (c) Paid Common Share dividends from 1995 through 2004. The annual Common Share Dividends for 2001 through 2005 and the first half of 2006 follows:

                        2001         2002        2003          2004         2005       2006 (Q2)
Dividends per share    $1.05        $1.60       $1.35         $1.20         $0.10        $0.00

     Compensation to the Manager has been paid on the same basis as it has since 1994. The losses experienced in 2005 and in 2006 to date have, the Manager believes, resulted from the increasingly high, short term interest rates since 2004 with reduced interest spreads, increased competition, and rising costs. The Corporation's share price on the American Stock Exchange has suffered in a like manner, as has been the case for most other mortgage REITs for the last several years.

The Restated Management Agreement.

The Restated Management Agreement was, from the inception of the Corporation, modeled after similar agreements used by leading Mortgage REITs in the mortgage industry. Under the Restated Management Agreement, the Manager receives, "a Regular Management fee payable monthly equal to one

-twelfth of one percent (1%) of the Gross Mortgage Assets of the Corporation plus one-twelfth of one-half (1/2%) of the book value of the non-mortgage assets of the Corporation. `Gross Mortgage Assets' means, for any month, the book value of the mortgages, mortgage related investments and the real property of the Corporation computed at the end of the month." In addition, the Manager can earn Incentive Management Compensation "if the Corporation's annualized Return on Equity during any fiscal quarter (computed by multiplying the Return on Equity for such fiscal quarter by four) is in excess of the Ten Year U.S. Treasury Rate plus 2%, the Corporation will pay the Manager, as incentive compensation for such quarter, an amount equal to 25% of the Net Income of the Corporation in excess of such Return on Equity, but in no event shall any payment of incentive compensation under Management Agreement reduce the Corporation's annualized Return on Equity for such quarter to less than the Ten Year U.S. Treasury Rate plus 2%. Similarly, in no event shall any payment of incentive compensation under this Section be payable unless dividends payable on account of the Series A Preferred Preference Amount have been declared and paid. The Corporation's interest expenses for borrowed money are deducted in calculating Net Income which is determined pursuant to generally accepted accounting principles before deduction of dividends paid, and any net operating loss deductions arising from losses in prior periods."

     The Restated Management Agreement provides that if the renewal of the agreement is not ratified by an affirmative vote of the shareholders, the Corporation "shall pay the Manager a termination or non-renewal fee determined by independent appraisals equal to the fair market value to Manager of this Management Agreement assuming that it was newly renewed for a period of two (2) years as of the effective date of such termination."

Vote Required.

     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

     The ratification and approval of Proposal Four, the renewal of the Manager's Restated Management Agreement, requires the affirmative vote of the holders of a majority of the outstanding shares of Preferred and Common Stock entitled to vote.

         The Board of Directors neither recommends nor opposes Proposal Four.


                                  PROPOSAL FIVE

             APPROVAL OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANT

     Rothstein, Kass & Company LLP has provided independent public accounting services to the Corporation since 2005. The Board has recommended to the shareholders that they approve the selection of Rothstein, Kass & Company LLP to examine the Corporation's financial statements for the year ending December 31, 2006. If the shareholders do not approve the selection of Rothstein, Kass & Company LLP as the Corporation's independent public accountant, or if circumstances arise that make the continuation of Rothstein, Kass & Company LLP as the Corporation's independent public accountant impossible or inappropriate for the year ending December 31, 2006, that selection will be reconsidered by the Audit Committee and the Board. A representative of Rothstein, Kass & Company LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if he/she so desires. As required by the Sarbanes-Oxley Act of 2002, Rothstein, Kass & Company LLP has appointed new primary and review partners for the Corporation's audit.

     Assuming that a quorum is present, the affirmative vote of a majority of all the votes cast at the Annual Meeting is necessary for approval of the selection of Rothstein, Kass & Company LLP as the Corporation's independent auditors for the fiscal year ending December 31, 2006. The Audit Committee has considered whether the services included under All Other Fees is compatible with maintaining the principal accountant's independence. Audit Fees. The aggregate fees billed for professional services rendered for the audit of the Corporation's annual financial statements for 2005 and for reviews of financial statements included in the Corporation's Form 10-KSB for that fiscal year totaled $93,125.00. The aggregate fees billed by Rothstein, Kass & Company LLP for 2005 for services other than audit services were $6,400.00. For purposes of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be counted in determining the presence of a quorum.

                                 OTHER BUSINESS

     At this date, management knows of no other matters than proposals one, two, three, four and five proposed to be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting for shareholder action, the named proxies will vote the shares represented by the Proxies in accordance with their best judgment.

                      STOCKHOLDER PROPOSALS AND NOMINATIONS

     The Bylaws of the Corporation provide a procedure for shareholder proposals and shareholder nominations of persons for election to the Board of Directors. That Procedure provides that any shareholder intending to present a proposal or nomination for election of one or more Directors at the Annual Meeting must deliver a written notice to the Corporation's Secretary at the Corporation's principal executive offices by personal delivery, registered mail, or telegraphic or facsimile transmission and be actually received by the Secretary of the Corporation on a date in the current year which corresponds to a date at least one-hundred twenty (120) days before the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of shareholders.

     Any such notice of a stockholder proposal from a shareholder to the Corporation's Secretary must set forth as to each matter such shareholder proposes to bring before the meeting (i) a reasonably detailed description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and the business and residence address of the shareholder proposing such business, (iii) the class and number of shares of stock of the Corporation which are owned by such shareholder, (iv) any material interest of such shareholder in such business; and (v) any other information that is required to be provided by such shareholder pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. If the shareholder's notice to the Corporation's Secretary proposes to nominate one or more individuals for election or reelection as Director, that notice must set forth (a) the name and address of the shareholder who intends to make the nomination and of the Person or Persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the Person or Persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other Person or Persons (naming such Person or Persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities Exchange Act of 1934, as amended, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (d) the consent of each nominee to serve as a Director if so elected.

     If the shareholder's notice to the Secretary proposes to bring other business before the meeting, that notice must include a brief description of (i) that business, (ii) the reasons for conducting that business at the meeting, and
(iii) any material interest in that business held by that shareholder (and by the beneficial owner, if any, on whose behalf the proposal is made). If a shareholder proposal or nomination is not made in accordance with the procedure set forth above, the Chairman of the Annual Meeting shall (i) determine and declare at the Annual Meeting that the proposed business or nomination was not properly brought before the Annual Meeting in accordance with the procedures set forth in the Bylaws and (ii) direct that the business not be transacted or that the defective nomination be disregarded.

                                  MISCELLANEOUS

     The proxy statement and the accompanying Proxy are being solicited by the order of the Directors, and all costs related to this solicitation will be borne by the Corporation. Proxies may be solicited by mail, telephone, or telegram or in person. The Manager of the Corporation will request banks, brokerage houses, and other institutions, nominees, or fiduciaries that hold shares in their names to forward the solicitation materials to the beneficial owners thereof, and the Corporation will reimburse those persons for their reasonable expenses in so forwarding these materials. Directors and officers and regular employees of the Corporation's Manager may, without additional compensation, solicit Proxies by telephone or telegram or in person.

           COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

     Section 16(a) of the Securities Act of 1934 requires the Corporation's Directors and executive officers, and persons who own more than ten percent of a registered class of the Corporation's securities to file with the Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Corporation. Officers, Directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

     To the best of the Corporation's knowledge, all Section 16(a) filing requirements applicable to its Officers and Directors have been satisfied by such persons for the fiscal year which ended December 31, 2005 and the periods ending March 31, 2006 and June 30, 2006.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2005, and its Quarterly Reports on Form 10-QSB for the Quarters Ended March 31, 2006 and June 30, 2006 are incorporated herein by reference.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the meeting or any adjournment or postponement thereof shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     The Company will provide without charge to each person to whom a copy of this Proxy Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Capital

Alliance Income Trust Ltd., 100 Pine Street, Suite 2450, San Francisco, California 94111, Attention: Thomas Swartz, Chief Executive Officer.

                             AUDIT COMMITTEE REPORT
Composition

     The Audit Committee of the Board of Directors was elected in its current composition on March 21, 2002 for the year ended December 31, 2005 and composed of three directors, all who are independent, as required by American Stock Exchange ("AMEX") rules. The Committee operates under a written charter adopted by the Board of Directors. The members of the Audit Committee for the year ended December 31, 2005 were Harvey Blomberg (Chairman), Stanley C. Brooks and Donald
R. Looper.

Responsibilities

     The responsibilities of the Audit Committee include assisting the Board of Directors in selecting an accounting firm to be engaged as the Corporation's independent accountants. Management is responsible for the Corporation's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to assist the Board in overseeing these processes and the Corporation's internal audit activities. The charter of the Audit Committee will be revised during 2006 to incorporate matters which are being proposed by the American Stock Exchange for inclusion in the Corporation's Listing Agreement as a result of new rules of the Securities Exchange Commission and provisions of the Sarbanes-Oxley Act of 2002.

Review with Management and Independent Accountants

     The Audit Committee is required to meet and hold discussions with management and the independent accountants and has done so on at least two occasions. The Audit Committee has reviewed and discussed the audited financial statements with management and has discussed with the independent auditors the matters required by SAS61. The Audit Committee has received the written disclosures letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent accountant, the independent accountant's independence. Messrs. Harvey Blomberg (Chairman), Stanley C. Brooks and Donald L. Looper comprise the Corporation's Audit Committee for the year ended December 31, 2005. Management has represented to the Audit Committee that the Corporation's financial statements were prepared in accordance with accounting principles generally accepted in the United States.

Summary

     Based upon the representations of management, and the report by the independent accountants to management, the audited financial statements were approved by the Audit Committee for inclusion in the Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2005, as filed with the Securities and Exchange Commission.

     This report is submitted by the Audit Committee: Harvey Blomberg (Chairman) and Stanley C. Brooks.

BY ORDER OF THE DIRECTORS,

Thomas B. Swartz, Acting Corporate Secretary
San Francisco, California
September 18, 2006

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                           [INTENTIONALLY LEFT BLANK]

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                                   EXHIBIT "A"

                       PLAN OF LIQUIDATION AND DISSOLUTION
                                       OF
                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST


This Plan of Complete Liquidation and Dissolution (the "Plan of Liquidation and Dissolution") is intended to accomplish the complete liquidation and dissolution of Capital Alliance Income Trust Ltd., A Real Estate Investment Trust, a Delaware Corporation (the "Corporation"), in accordance with the Delaware General Law and Section 331 of the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

     1. The Board of Directors of the Corporation (the "Board of Directors") has adopted this Plan and called a meeting (the "Meeting") of the holders of the Corporation's common stock and preferred stock to take action on the Plan and ratify the Corporation's actions taken to date on the Plan. If stockholders holding a majority of the Corporation's outstanding common stock, par value $.01 per share (the "Common Stock"), and of the Corporation's Series "A" Preferred Shares par value $.01 per share (the "Preferred Stock"), vote for the adoption of this Plan at the Meeting, the Plan shall constitute the adopted Plan of the Corporation as of the date of the Meeting, October 18, 2006 (the "Adoption Date").

     2. After the Adoption Date, the Corporation shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs, and distribute its assets in accordance with this Plan. No later than thirty (30) days following the Adoption Date, the Corporation shall file Form 966 with the Internal Revenue Service.

     3. From and after the Adoption Date, the Corporation shall complete the following corporate actions:

           (a) The Corporation shall determine whether and when to (i) transfer the Corporation's property and assets (other than cash, cash equivalents and accounts receivable) to a liquidating trust (established pursuant to Section 6 hereof), or (ii) collect, sell, exchange or otherwise dispose of all of its property and assets in one or more transactions upon such terms and conditions as the Board of Directors, in its absolute discretion, deems expedient and in the best interests of the Corporation and the stockholders, without any further vote or action by the Corporation's stockholders. It is understood that the Corporation will be permitted to commence the sale and disposition of its assets as soon as possible following the adoption of this Plan by the Corporation's Board of Directors in order to attain the highest value for such assets and maximize value for its stockholders. The Corporation's assets and properties may be sold in bulk to one buyer or a small number of buyers or on a piecemeal basis to numerous buyers. The Corporation will not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation. In connection with such collection, sale, exchange and other disposition, the Corporation shall collect or make provision for the collection of all accounts receivable, debts and claims owing to the Corporation.

           (b) The Corporation shall pay or, as determined by the Board of Directors, make reasonable provision to pay, all claims and obligations of the Corporation, including all contingent, conditional or unmatured claims known to the Corporation and all claims which are known to the Corporation but for which the identity of the claimant is unknown.

           (c) After payment of approximately $26.47 per share to holders of outstanding shares of Preferred Stock, the Corporation shall distribute pro rata to its Common Stockholders, all available cash including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making reasonable provision for the claims and obligations of the Corporation. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board of Directors or the Trustees (as defined in Section 6 hereof), in their absolute discretion, may determine. If and to the extent deemed necessary, appropriate or desirable by the Board of Directors or the Trustees, in their absolute discretion, the Corporation may establish and set aside a reasonable amount of cash and/or property (the "Contingency Reserve") to satisfy claims against the Corporation, including, without limitation, tax obligations, and all expenses of the sale of the Corporation's property and assets, of the collection and defense of the Corporation's property and assets, and the liquidation and dissolution provided for in this Plan.

     4. The distributions to the Stockholders pursuant to Section 3, 6 and 7 hereof shall be in complete redemption and cancellation of all of the outstanding Preferred Stock and Common Stock of the Corporation. As a condition to receipt of any distribution to the Corporation's stockholders, the Board of Directors or the Trustees, in their absolute discretion, may require the stockholders to (i) surrender their certificates evidencing the Preferred Stock and Common Stock to the Corporation or its agents for recording of such distributions thereon or (ii) furnish the Corporation with evidence satisfactory to the Board of Directors or the Trustees of the loss, theft or destruction of their certificates evidencing the Preferred Stock Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors or the Trustees ("Satisfactory Evidence and Indemnity"). As a condition to receipt of any final distribution to the Corporation's stockholders, the Board of Directors or the Trustees, in their absolute discretion, may require the stockholders to (i) surrender their certificates evidencing the Common Stock to the Corporation or its agent for cancellation or (ii) furnish the Corporation with Satisfactory Evidence and Indemnity. The Corporation will finally close its stock transfer books and discontinue recording transfers of Common Stock on the earliest to occur of (i) the close of business on the record date fixed by the Board of Directors for the final liquidating distribution, (ii) the close of business on the date on which the remaining assets of the Corporation are transferred to the Trust or (iii) the date on which the Corporation files its Certificate of Dissolution under the Delaware General Law (following any post-dissolution continuation period thereunder), and thereafter certificates representing Preferred Stock and Common Stock will not be assignable or transferable on the books of the Corporation except by will, intestate succession, or operation of law.

     5. If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing the Preferred Stock or Common Stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled (unless transferred to the Trust established pursuant to Section 6 hereof) shall be transferred, at such time as the final liquidating distribution is made by the Corporation, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Corporation.

     6. If deemed necessary, appropriate or desirable by the Board of Directors, in its absolute discretion, in furtherance of the liquidation and distribution of the Corporation's assets to the stockholders, as a final liquidating distribution or from time to time, the Corporation shall transfer to one or more liquidating trustees, for the benefit of its stockholders (the "Trustees"), under a liquidating trust (the "Trust"), any assets of the Corporation which are
(i) not reasonably susceptible to distribution to the stockholders, including without limitation non-cash assets and assets held on behalf of the stockholders
(a) who cannot be located or who do not tender their certificates evidencing the Common Stock or Preferred Stock to the Corporation or its agent as herein above required or (b) to whom distributions may not be made based upon restrictions under contract or law, including, without limitation, restrictions of the federal securities laws and regulations promulgated thereunder, or (ii) held as the Contingency Reserve. The Board of Directors is hereby authorized to appoint one or more individuals, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Corporation, to act as the initial Trustee or Trustees for the benefit of the stockholders and to receive any assets of the Corporation. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Corporation of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Corporation, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Corporation to the stockholders for the purposes of Section 3 of this Plan. Any such conveyance to the Trustees shall be in trust for the stockholders of the Corporation. The Corporation, subject to this Section and as authorized by the Board of Directors, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board of Directors, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the stockholders of any such appointment, any such liquidating trust agreement and any transfer of assets by the Corporation to the Trust as their act and as a part hereof as if herein written.

     7. Whether or not a Trust shall have been previously established pursuant to Section 6, in the event it should not be feasible for the Corporation to make the final distribution to its stockholders of all assets and properties of the Corporation prior to October 18, 2009 then, on or before such date, the Corporation shall be required to establish a Trust and transfer any remaining assets and properties (including, without limitation, any uncollected claims, contingent assets and the Contingency Reserve) to the Trustees as set forth in
Section 6.

     8. After the Adoption Date, the officers of the Corporation shall, at such time as the Board of Directors, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the Delaware tax authorities and, upon obtaining such certificates, the Corporation shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the "Certificate of Dissolution") in accordance with the Delaware General Laws.

     9. Adoption of this Plan by holders of a majority of the outstanding Common Stock and Preferred Stock shall constitute the approval of the stockholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Corporation, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.

     10. In connection with and for the purposes of implementing and assuring completion of this Plan, the Corporation may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Corporation in connection with the collection, sale, exchange or other disposition of the Corporation's property and assets and the implementation of this Plan.

     11. In connection with and for the purpose of implementing and assuring completion of this Plan, the Corporation may, in the absolute discretion of the Board of Directors, pay the Corporation's officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, as severance, bonus, acceleration of vesting of stock or stock options, or in any other form, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Corporation's stockholders of the payment of any such compensation.

     12. The Corporation shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its certificate of in, as amended, and by-laws and any contractual arrangements, for the actions taken in connection with this Plan and the winding up of the affairs of the Corporation. The Corporation's obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Board of Directors and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Corporation's obligation hereunder, including seeking an extension in time and coverage of the Corporation's insurance policies currently in effect.

     13. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Corporation's stockholders, the Board of Directors may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the stockholders to the extent permitted by the Delaware General Law.

     14. The Board of Directors of the Corporation is hereby authorized, without further action by the Corporation's stockholders, to do and perform or cause the officers of the Corporation, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

                           [INTENTIONALLY LEFT BLANK]

                       Capital Alliance Income Trust Ltd.

--------------------------------------------------------------------------------
          100 Pine Street, Suite 2450 o San Francisco, California 94111
                      Tel: 415/288-9575 o Fax: 415/288-9590

                      THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS OF
                       CAPITAL ALLIANCE INCOME TRUST LTD.

                            PROXY FOR ANNUAL MEETING
                                OCTOBER 18, 2006

The undersigned, as record owner of the securities of Capital Alliance Income Trust Ltd., A Real Estate Investment Trust, a Delaware corporation ("Corporation"), described below, hereby revokes any previous proxies and appoints Dennis R. Konczal, with power of substitution and revocation and for and in the name of the undersigned, to vote and otherwise represent all of the shares of the undersigned at the meeting and any adjournment thereof, with the same effect as if the undersigned were present and voting the shares. The shares represented by this proxy shall be voted in the following manner:

1. PROPOSAL ONE: ELECTION OF DIRECTORS

For the election of the following persons as Directors of the Corporation to serve until the third annual meeting of shareholders following his election and until his respective successor shall be elected and qualify:

[ ] FOR  Thomas B. Swartz         [ ] FOR  Harvey Blomberg          [ ]  ABSTAIN

(Instructions to shareholder: If authority to vote for director is being withheld, strike-out the above clause (1) in its entirety and write "Authority Withheld" in the margin. If authority to vote for any one director is being withheld, strike-out the name of the director as to which authority is withheld.)


2.PROPOSAL TWO: APPROVE PROPOSAL OF THE BOARD OF DIRECTORS THAT THE CORPORATION
  BE LIQUIDATED AND DISSOLVED

[ ] FOR   [ ] AGAINST   [ ] ABSTAIN - approval, by the holders of a majority of
the shares of the corporation entitled to vote that the determination and proposal of the Board of Directors that the Corporation be dissolved and liquidated pursuant to Section 275 of the Delaware General Corporation Law be approved.


3. PROPOSAL THREE: RESTRUCTURE OF MANAGEMENT

[ ] FOR   [ ] AGAINST   [ ] ABSTAIN - approval of the Board of Directors
proposal that the Corporation restructure and convert from an "externally advised" Real Estate Investment Trust ("REIT) to a "self-advised" and internally managed REIT ("Restructuring Plan").


4. PROPOSAL FOUR: RENEW EXISTING RESTATED MANAGEMENT AGREEMENT AND CONTINUE EXISTING "EXTERNAL MANAGEMENT"

[ ] FOR   [ ] AGAINST   [ ] ABSTAIN - approval of the proposal to renew the
existing Restated Management Agreement for a two-year term and to continue the existing "External Management"; and


5. PROPOSAL FIVE:  ELECTION OF AUDITORS

[ ] FOR   [ ] AGAINST   [ ] ABSTAIN - approval of recommendation of the Board of
Directors that Rothstein, Kass & Company LLP be appointed as independent auditors of the Corporation for the year ended December 31, 2006.


     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEMS 2, 3, 4 AND 5 LISTED ABOVE.


Dated: _____________2006.               ________________________________________

                       (SIGN EXACTLY AS NAME APPEARS ON YOUR ACCOUNT STATEMENT.)

                                         Shareholder of Record:_________________

No. of Class "A" Preferred Shares:___    No. of Common Shares:___